SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                        (AMENDMENT NO. ________________)

Filed  by  the  Registrant  [X]
Filed  by a Party other than the Registrant  [_]

Check  the  appropriate  box:
[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12

                                 Easton  Bancorp,  Inc.
--------------------------------------------------------------------------------
              (Name  of  Registrant  as  Specified  in  Its  Charter)

--------------------------------------------------------------------------------
   (Name  of  Person(s)  Filing Proxy Statement, if other than the Registrant)

Payment  of  filing  fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[ ]  Fee computed on table below  per  Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of  each  class  of  securities  to  which transaction applies:

     ---------------------------------------------------------------------------

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     ---------------------------------------------------------------------------

     (5)  Total  fee  paid:

     ---------------------------------------------------------------------------

[ ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:

     ---------------------------------------------------------------------------

     (2)  Form,  Schedule  or  Registration  Statement  No.:

     ---------------------------------------------------------------------------

     (3)  Filing  Party:

     ---------------------------------------------------------------------------

     (4)  Date  Filed:

     ---------------------------------------------------------------------------

                              EASTON BANCORP, INC.
                               501 IDLEWILD AVENUE
                             EASTON, MARYLAND 21601


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2001


     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of Easton Bancorp, Inc. (the "Company") to be held on May 16, 2001, at 4:00 p.m. and at any adjournment thereof, for the purposes set forth in this Proxy Statement. THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Meeting shall be held at the Company's principal executive offices which are located at 501 Idlewild Avenue, Easton, Maryland 21601. This Proxy Statement and the accompanying form of Proxy were first mailed to the stockholders on or about April 13, 2001.


                  VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     The Company has fixed March 16, 2001, as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. The Company's only class of stock is its Common Stock, par value $0.10 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 560,318 shares of Common Stock of the Company, with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

     All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS," "FOR" the ratification of the appointment of Rowles & Company, LLP as independent auditors for the Company for the fiscal year ending December 31, 2001, and, at the proxy holders' discretion, on any other matter that may properly come before the Meeting. Any stockholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person even if he or she has a proxy outstanding.

     Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matters come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment.


                                  SOLICITATION

     The costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company. Certain officers and regular employees of the Company or its wholly-owned subsidiary, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock.

                              ELECTION OF DIRECTORS

     Article Seven of the Company's Articles of Incorporation and Section 3.2 of the Company's Bylaws provide that the Board of Directors shall be divided into three classes with each class to be as nearly equal in number as possible. These provisions also provide that the three classes of directors are to have staggered terms so that the terms of only approximately one-third of the Board members will expire at each annual meeting of stockholders. The Company currently has thirteen directors with four each in Class I and Class II, and five in Class III.

     The  current  Class  I  directors are, W. David Hill, D.D.S., R. Michael S.
Menzies, Sr., Mahmood S. Shariff, M.D., and Sheila A. Wainwright (formerly Bateman). The terms of the Class I directors will expire at the Meeting and each of these four current Class I directors has been nominated for reelection and will stand for election at the Meeting for a three-year term. The current Class II directors are J. Parker Callahan, Jr., J. Fredrick Heaton, D.M.D., William C. Hill, and Roger A. Orsini, M.D. The terms of the Class II directors will expire at the 2002 Annual Meeting of Stockholders. The current Class III directors are Jack H. Bishop, D.D.S., David F. Lesperance, Vinodrai Mehta, M.D., Myron J. Szczukowski, Jr., M.D., and Jerry L. Wilcoxon, C.P.A. The terms of the Class III directors will expire at the 2003 Annual Meeting of Stockholders. The officers of the Company are elected annually by the Board of Directors following the annual meeting of stockholders and serve for terms of one year or until their successors are duly elected and qualified.

     It is the intention of the persons named as proxies in the accompanying proxy to vote FOR the election of the nominees identified below to serve for a three-year term, expiring at the 2004 Annual Meeting of Stockholders. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his or her stead of such other person as the Company's existing Board of Directors may recommend.

     The directors shall be elected by a plurality of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

     The table below sets forth certain information about the nominees, including the nominee's age, position with the Company, and position with Easton Bank & Trust Company (the "Bank"), the Company's wholly-owned banking subsidiary. All of the nominees are currently serving as directors of the Company and the Bank and are nominated as Class I directors of the Company. Each of the nominees has been a director of the Company since its formation in 1991, except for R. Michael S. Menzies, Sr., who was first elected as a director of the Company in May 1998, and Mahmood S. Shariff, M.D., who was first elected as a director of the Company in 1992.

Name                        Age     Position with the     Position with the Bank
--------------------------  ---  -----------------------  -----------------------
                                         Company
                                         -------
W. David Hill                59  Chairman of the Board,   Chairman of the Board
                                 Chief Executive Officer

R. Michael S. Menzies, Sr.   53  Director, President      Director, President,
                                                          Chief Executive Officer

Mahmood S. Shariff           64  Director                 Director

Sheila A. Wainwright         54  Director, Secretary      Director, Secretary

     W. DAVID HILL, D.D.S., 59, serves as a Class I Director and Chief Executive Officer of the Company and a director of the Bank. Dr. Hill has served as Chairman of the Board of the Company and the Bank from the inception of the Company and the Bank, except for a brief period from December 1994 until April 1995. Dr. Hill is the majority stockholder and President of William Hill Manor, Inc., a continuing care retirement community in Easton, Maryland, which serves the needs of the elderly population through the provision of skilled nursing, convalescent and rehabilitative care. Dr. Hill is the owner and president of the Manor Discovery Center, a day care center; and a general partner in Idlewild Associates Limited Partnership, a limited partnership that owns land and income-producing properties. He is the president of Caulk Management Company and a director of Hill's Drug Store, Inc. He has served as a fundraiser for the Talbot County Branch of the American Heart Association, Memorial Hospital at Easton, Talbot County Historical Society and he was voted the Small Business Person of the Year in 1989. He is currently a member of the Talbot County YMCA Advisory Committee. Dr. Hill is a life-long resident of Talbot County.

     R. MICHAEL S. MENZIES, SR., 53, has served as a Class I director and President of the Company and as a director and the President and Chief Executive Officer of the Bank since May 1998. From November 1989 until May 1998, Mr. Menzies served as the President and Chief Executive Officer of First Bank of Frederick and First Frederick Financial Corporation and as the Chairman of the Board of First Bank of Frederick for part of that time. Mr. Menzies graduated with a B.A. in Economics from Randolph Macon College in 1970. He received his CPA degree in 1974 and he has completed various advanced finance and banking studies at Loyola College and The Darden School at The University of Virginia. Mr. Menzies is actively involved in the community as Chairman of the Talbot County Chamber of Commerce, Talbot County Historical Society Board, Pickering Creek Audubon Center Board, Hospice Advisory Board, Avon-Dixon Insurance Company Board, Talbot County United Fund Board, Director Independent Community Bankers of America, Director Leadership Maryland, member Talbot County Rotary, Director ICBA Mortgage, and member MACPA and AICPA.

     MAHMOOD S. SHARIFF, M.D., 64, has served as a Class I director of the Company and a director of the Bank since 1992. Dr. Shariff is an internist and a cardiologist. He received his training in New York City. He was an Assistant Professor of Clinical Medicine at the Mount Sinai School of Medicine in New York City. Dr. Shariff is Board Certified in Internal Medicine and Cardiology. He is a Fellow of the American College of Physicians and the American College of Cardiology. From 1973 to 1977, he was in solo practice in Cambridge. Dr. Shariff has served in various capacities on the executive committees of the Medical Staff at Dorchester General Hospital, including Chief of Medicine. The community elected him to the Dorchester General Hospital Board of Directors for a six-year term. He volunteered his cardiology services for numerous years at Fassett/Magee Clinic. Dr. Shariff is currently a member of the medical staff at Dorchester General Hospital and Memorial Hospital at Easton. He was elected Chief of Staff at Dorchester General Hospital in 1999 and continues to hold this position. Dr. Shariff now heads the only multi-specialty group of physicians Board Certified in Cardiology, Internal Medicine, Infectious Diseases, Allergy and Immunology.

     SHEILA A. WAINWRIGHT (formerly Bateman), 54, serves as a Class I director and Secretary of the Company and as a director and Secretary of the Bank. Since 1989, Ms. Wainwright has been Chief Administrative Officer of Eastern Shore Retirement Associates, which owns and operates health care facilities. She was graduated from Goldey Beacom Junior College in 1967 with an AA degree. She is a former owner of a word processing and document preparation service. Ms. Wainwright is a partner in HTB Limited Partnership, a real estate partnership, and is a director of William Hill Manor, Inc. She is also a corporate secretary in seven other private real estate related businesses. Ms. Wainwright is a member of Certified Professional Secretary Associates. Her charitable activities include the American Heart Association and serving on the Board of Talbot Philanthropies, Inc. and Mid Atlantic Maritime Festival, Inc.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  THE  ELECTION  OF
THE   FOUR   NOMINEES  NAMED  ABOVE.


                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following sets forth the name of each director and executive officer of the Company, in addition to the directors discussed above who are up for reelection at the Meeting, his or her age, positions held, and a brief description of his or her principal occupation and business experience for at least the preceding five years. Except as otherwise indicated below, each of the directors has been a director of the Company since its formation in 1991. None of the directors are related, except that William C. Hill is the father of
W.  David  Hill.

     JACK H. BISHOP, D.D.S., 56, serves as a Class III director of the Company and a director of the Bank. Dr. Bishop has been practicing general dentistry in Easton, Maryland since 1972. He attended Albright College for his dental prerequisites and was graduated from the University of Maryland Baltimore College of Dental Surgery in 1969. He served as a Captain in the U.S. Army Dental Corps before starting private practice. He is a member of the American Dental Association, Maryland State Dental Association, and Eastern Shore Dental Society. Dr. Bishop is an active participant in the Maryland Foundation of Dentistry for the Handicapped, in which he donates his time and facilities to elderly, poor, or handicapped individuals for the betterment of their health. Dr. Bishop is a member of the Oxford United Methodist Church where he is chairman of the Administrative Council. In the past, Dr. Bishop has been a partner in an insurance and real estate company as well as a company selling building supplies. He maintains several commercial and residential real estate holdings.

     J. PARKER CALLAHAN, JR., 68, has served as a Class II director of the Company since June 1996 and a director of the Bank since its formation. Mr. Callahan is a farmer and a life-long resident of Talbot County and Easton, Maryland. Since completing high school in 1952, Mr. Callahan has operated a diversified farming operation. In recent years, he has expanded his operation and now is an owner and trainer of race horses. Mr. Callahan also was recently involved in the development of a residential community.

     J. FREDRICK HEATON, D.M.D., 53, serves as a Class II director of the Company and a director of the Bank. Dr. Heaton is a dentist specializing in endodontics, practicing in Easton, Maryland. Dr. Heaton is a 1970 graduate of the U.S. Naval Academy with a B.S. in Naval Science and a minor in Mechanical Engineering. He served on active duty for five years in nuclear submarines. He received his D.M.D. degree from the Medical University of South Carolina in 1979. In 1981, he completed advanced specialty training at the University of Maryland Dental School in Baltimore and was awarded a Post-Graduate Certificate in Endodontics. Dr. Heaton has practiced in Easton since 1981. He is active in state and local dental societies and is past president of the Maryland State Association of Endodontists and the Eastern Shore Dental Society. Dr. Heaton has served on the Board of Trustees for the Maryland State Dental Association and is past chairman of the Maryland Dental Association's Council on Dental Education. He is currently chairman of the Maryland State Dental Association's Political Action Committee. On a local level, Dr. Heaton is a member of the Easton Business Management Authority, Elks Lodge 1622, Habitat for Humanity, Tred Avon Yacht Club, Chesapeake Bay Yacht Club, and Talbot Country Club.

     WILLIAM C. HILL, 76, serves as a Class II director of the Company and a director of the Bank. Since 1957, Dr. Hill has been president of Hill's Drug Store, Inc., which owns and operates three drug stores in Easton, Maryland. He is also vice president of William Hill Manor, Inc., a local retirement community, along with being a partner in Idlewild Associates Limited Partnership and Eastern Shore Retirement Associates. He served in the United States Marine

Corps and was graduated from the Philadelphia College of Pharmacy and Science. Dr. Hill has served on the Advisory Board of Maryland National Bank and First Annapolis Savings Bank. He has served as past president of the Eastern Shore Pharmaceutical Association, the Maryland State Pharmaceutical Association, and he received the 1992 Talbot County Businessman of the Year Award. He is an active member of many other national and local organizations. Dr. Hill is a native of Talbot County.

     DAVID F. LESPERANCE, 47, serves as a Class III director of the Company and a director of the Bank. Mr. Lesperance is the owner and president of David Lesperance, Inc., doing business as Lesperance Construction Company. The company builds residential and commercial projects in Talbot and Dorchester counties. Prior to starting his own construction business, Mr. Lesperance was employed by Willow Construction and Charles E. Brohawn Construction Company. Mr. Lesperance has been in the construction field for 28 years.

     VINODRAI MEHTA, M.D., 59, has served as a Class III director of the Company and a director of the Bank since 1992. Dr. Mehta has been practicing internal medicine at Dorchester General Hospital in Cambridge, Maryland since 1975. He attended University Tutorial College, London, England, and later attended Medical College of Rhinische-Friedrich-Wilhelm University in Bonn, Germany. He received his M.D. in 1968. After working for a year at St. Paul Hospital in Addis Ababa, Ethiopia, he came to the United States. He completed his training program for internal medicine at Greater Baltimore Medical Center and Union Memorial Hospital, both in Baltimore, Maryland. Since 1975, he has been a member of the Medical and Surgical Society of Maryland.

     ROGER A. ORSINI, M.D., 53, serves as a Class II Director of the Company and a Director of the Bank. Dr. Orsini is a plastic and reconstructive surgeon and has been in solo practice in Easton, Maryland since 1985. He is the owner of Shore Aesthetic and Reconstructive Associates, a general plastic surgical practice which includes aesthetic surgery, hand, head and neck surgery, maxillofacial, microvascular and pediatric surgery. He received his Bachelor of Science degree from Georgetown University and pursued graduate studies in physiology, including marine biology at the University of Connecticut. Dr. Orsini received his medical degree from the Medical College of Pennsylvania, then served his internship at Presbyterian-University of Pennsylvania and went on to complete his surgical residency at Thomas Jefferson Hospital, both in Philadelphia. He then completed a fellowship in plastic and reconstructive surgery at the Hospital of the University of Pennsylvania. Dr. Orsini has been a member of the medical staff at Memorial Hospital at Easton since 1985, where he has served as Chairman of the Tissue Review Committee and served on Rehabilitation, Cancer and Utilization Committees. He also completed a year-long physician's management course sponsored by Memorial Hospital at Easton. Dr. Orsini is a member of the American Society of Plastic and Reconstructive Surgeons and served as a member of the Exhibits Committee. He is also a member of the Talbot County Medical Society, the American Medical Association and the American Cleft Palate-Craniofacial Association. He is licensed to practice medicine in the state of Maryland. He is the chairman and coordinator of the Eastern Shore Cleft Lip and Palate Team dedicated to provide care for children with cleft and craniofacial deformities no matter what their financial status. He was the Head/Chief of the Department of Surgery at Memorial Hospital at Easton. He is a Board Certified member of the American Society of Plastic and Reconstructive Surgeons and a fellow of the American College of Surgeons and a member of the American Society of Laser Medicine. Dr. Orsini was a member of the Coalition of Ambulatory Care for the State of Maryland and was the former head of the Governor's Task Force to Care for Eastern European Refugees. He is also a member of the Talbot Country Club, the Soccer League of Talbot County Board, and the Board of Advisors for the Center for Integrative Medicine.

     MYRON J. SZCZUKOWSKI, JR., M.D., 48, has served as a Class III director of the Company since July 1999. He also served as a director of the Bank from its formation in 1991 until July 1999. Dr. Szczukowski is a principal and Vice
President of The Orthopaedic Center, a position he has held since 1986. The Orthopaedic Center is a multi-specialty orthopaedic clinic located in Easton, Maryland. He is a graduate of Emory University in Atlanta, Georgia, with a degree in biology. He attended the University of Tennessee Center for Health Sciences in Memphis, Tennessee, and graduated with a degree of Doctor of Medicine in December 1978. He did an internship in general surgery at the Ochsner Clinic in New Orleans, Louisiana. In 1980, he returned to Atlanta,
Georgia and Emory University to complete a four-year residency in orthopaedic surgery. He was in private practice in Atlanta for two years and subsequently moved to Easton, Maryland, where he continues as a Board Certified Orthopaedic Surgeon. Dr. Szczukowski is also Co-Medical Director of Total Joint Center at Easton Memorial Hospital, a member of the medical staff at Easton Memorial Hospital and Dorchester General Hospital, and a faculty instructor of orthopaedic surgery at Johns Hopkins School of Medicine. Dr. Szczukowski has added proficiency in sports medicine and total joint replacements. His charitable activities include serving on the Board of Directors of the local YMCA, on the Board of the Talbot Lacrosse Association, and on the Board of Innovative Health Services.

     JERRY L. WILCOXON, C.P.A., 40, serves as a Class III Director and Treasurer of the Company. He also served as a director of the Bank from its formation in 1991 until 1999. Mr. Wilcoxon is a certified public accountant with Anthony & Walter, C.P.A. in Easton, Maryland. He previously served as Chief Financial Officer of Black Oak Computer Service, Inc., a technology consulting company located in Salisbury, Maryland. Prior to that he was a principal of Caulk Management Company, Inc., where he had served as Chief Financial Officer from August 1989 until March 1998. Prior to that time, he spent five years as controller for Pioneer Transportation Systems in Hurlock, Maryland, after a two-year career in public accounting. Mr. Wilcoxon was born in Baltimore, Maryland, and is a graduate of Shepherd College with a degree in Accounting. Locally he has served on the Board of Governors of the Talbot County YMCA, and was the Treasurer of the Board of Governors of the Talbot Country Club from 1995 to 2001. Residing in Easton since 1983, he is a member of the St. Peter and Paul Roman Catholic Church and is a member of the Talbot Country Club.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY  OF  CASH  AND  CERTAIN  OTHER  COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1998, 1999 and 2000, the cash compensation paid or accrued by the Company and the Bank, as well as certain other compensation paid or accrued for those years, for services in all capacities to the chief executive officers of the Company and the Bank. Other than R. Michael S. Menzies, Sr. and Jeffrey N. Heflebower, no executive officer of the Company or the Bank earned total annual compensation, including salary and bonus, for the fiscal year ended December 31, 2000, of $100,000 or more.


                           SUMMARY COMPENSATION TABLE
                                                                  Long Term
                                                                Compensation
                                         Annual Compensation       Awards
                                     --------------------------  -----------
Name and                                                         Securities
Principal                                                        Underlying
   Position                    Year  Salary ($)(1)   Bonus ($)   Options (#)
-----------------------------  ----  --------------  ----------  -----------
W. David Hill -                2000  $        1,450  $       --            0
Chief Executive Officer
of the Company;                1999  $        1,350  $       --            0
Chairman of the Board
of the Company and the         1998  $        1,375  $       --            0
Bank

R. Michael S. Menzies, Sr.(2)  2000  $      100,000  $       --            0
President of the
Company; President             1999  $      100,000  $       --       56,000
and Chief Executive
Officer of the Bank            1998  $       66,667  $       --            0

Jeffrey N. Heflebower (3) -    2000  $      100,000  $   10,000            0
Executive Vice President
of the Bank                    1999  $       80,000  $   22,000            0

                               1998  $           --  $       --            0

-----------------------------

     (1) No directors' fees were paid to Mr. Menzies or Mr. Heflebower for their service on the Board of Directors of the Company or the Bank. Dr. Hill received $1,450 during 2000, $1,350 during 1999 and $1,375 during 1998 for his attendance at meetings of committees of the Board of Directors of the Bank.

     (2) Effective May 1, 1998, R. Michael S. Menzies, Sr. was hired by the Company to serve as its President, and by the Bank to serve as its President and Chief Executive Officer. Accordingly, the compensation reflected above for Mr. Menzies for 1998 reflects the compensation for the eight-month period of 1998 during which he was employed by the Company and the Bank.

     (3) Effective January 1, 1999, Jeffrey N. Heflebower was hired by the Bank to serve as its Executive Vice President. Accordingly, the compensation reflected above for Mr. Heflebower for 1999 reflects the compensation for the entire year of 1999 during which he was employed by the Bank.

OPTION  EXERCISES  AND  HOLDINGS

     The following table sets forth information with respect to Mr. Menzies concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION VALUES

                                                                Number of
                                                               Securities
                                                               Underlying      Value of Unexercised
                                                               Unexercised         In-the-Money
                                                               Options at           Options at
                                                             Fiscal Year End     Fiscal Year End
                            Shares Acquired                   Exercisable/         Exercisable/
           Name               on Exercise    Value Realized   Unexercisable     Unexercisable (1)
--------------------------  ---------------  --------------  ---------------  ----------------------
R. Michael S. Menzies, Sr.               --              --  11,200 / 44,800  $      3,472 / $13,888


------------------------------
     (1) There is no active trading market for the Company's Common Stock; therefore, the fair market value of the Common Stock as of December 31, 2000, is not readily discernible. Based on the sale of the Common Stock nearest December 31, 2000, of which the Company is aware, which sale was at $10.31 per share on November 30, 2000, the Company believes that the fair market value of the Common Stock was approximately $10.31 per share on December 31, 2000. The exercise price for the options is $10.00 per share and thus based on a fair market value of $10.31 per share, all of the options are in-the-money as of December 31, 2000.

COMPENSATION  OF  DIRECTORS

     Directors of the Company received no compensation for their services as directors during 2000. Directors of the Bank received no compensation for their services as directors during 2000 except that the outside directors of the Bank who were not organizers of the Company (Charles T. Capute, Walter E. Chase, Sr., and Thomas E. Hill) received a fee of $100 per meeting for each meeting of the Board of Directors of the Bank they attended during 2000, and each director of the Bank who was a member of a committee of the Board of Directors of the Bank received $25 for each committee meeting attended during 2000.

STOCK  OPTION  PLAN

     The Company has adopted a Stock Option Plan, covering 35,000 shares of the Common Stock, which is intended to qualify for favorable tax treatment under
Section 422 of the Internal Revenue Code. The Stock Option Plan will be administered by the Board of Directors of the Company and will provide for the granting of options to purchase shares of the Common Stock to officers and other key employees of the Company and the Bank. The purchase price under all such options intended to qualify as incentive options will not be less than the fair market value of the shares of Common Stock on the date of grant. Options will be exercisable upon such terms as may be determined by the body administering the Stock Option Plan, but in any event, options intended to qualify as incentive options will be exercisable no later than ten years after the date of grant. As of the Record Date, no options have been granted under this Stock Option Plan.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires (i) the Company's directors and executive officers and (ii) persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC"), within certain specified time periods, reports of ownership and changes in ownership. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company and representations that no other reports were required with respect to the year ended December 31, 2000, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis with respect to 2000 except for R. Michael S. Menzies, Sr. who filed three reports late with respect to three transactions and Sheila A. Wainwright who filed one report late with respect to one transaction.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of the Company's Common Stock beneficially owned at the Record Date by
(a) each executive officer of the Company and the Bank, (b) each director of the Company, (c) all such executive officers and directors as a group, and (d) each person or entity known to the Company to own more than five percent of the outstanding Common Stock.

                                          NUMBER OF SHARES     PERCENT OF
NAME OF BENEFICIAL OWNER                BENEFICIALLY OWNED(1)   CLASS(2)
--------------------------------------  ---------------------  -----------

Jack H. Bishop, D.D.S.(3)                          39,586(5)         6.86%
J. Parker Callahan, Jr.(3)                         19,189(6)         3.38%
Delia B. Denny(3)                                     603               *
J. Fredrick Heaton, D.M.D.(3)                      13,236(7)         2.34%
Jeffrey N. Heflebower(3)                            2,898(8)            *
William C. Hill(3)                                 35,254(9)         6.10%
W. David Hill, D.D.S.(3)                           99,096(10)       16.72%
David F. Lesperance(3)                             25,784(11)        4.51%
Vinodrai Mehta, M.D.(3)                            42,973(12)        7.43%
R. Michael S. Menzies, Sr.(3)                      14,118(13)        2.47%
Roger A. Orsini, M.D.(3)                           25,882(14)        4.53%
Mahmood S. Shariff, M.D.(3)                        58,973(15)       10.10%
Myron J. Szczukowski, Jr., M.D.(3)                  8,594(16)        1.52%
Sheila A. Wainwright(3)                             4,569(17)           *
Jerry L. Wilcoxon, C.P.A.(3)                        1,969(18)           *
Idlewild Associates(4)                             68,758(19)       11.67%
Executive officers and directors as a
group (15 persons)                                392,724(20)       54.42%

----------------------------
(1) Information relating to beneficial ownership of the Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under
     Section 13(d) of the Securities Exchange Act of 1934. Under these rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(2) Percentage is determined on the basis of 560,318 shares of Common Stock issued and outstanding plus shares subject to options or warrants held by the named individual for whom the percentage is calculated which are exercisable within the next 60 days as if outstanding, but treating shares subject to warrants or options held by others as not outstanding. An asterisk (*) indicates less than 1% ownership.

(3)  Address  is  501  Idlewild  Avenue,  P. O. Box 629, Easton, Maryland 21601.

(4)  Address  is  501  Dutchman's  Lane,  Easton,  Maryland  21601.

(5) Includes 16,557 shares Dr. Bishop has the right to acquire directly or indirectly within 60 days pursuant to the exercise of warrants. Also includes 8,000 shares for which the beneficial ownership is attributable to him as a result of his 20% interest in Idlewild Associates Limited Partnership.

(6) Includes 7,189 shares Mr. Callahan has the right to acquire within 60 days pursuant to the exercise of warrants.

(7) Includes 5,515 shares Dr. Heaton has the right to acquire within 60 days pursuant to the exercise of warrants. Also includes 230 shares owned by Dr. Heaton's wife in which he shares voting and investing power.

(8) Includes 898 shares Mr. Heflebower has the right to acquire within 60 days pursuant to the exercise of warrants.

(9) Includes 17,254 shares Mr. Hill has the right to acquire directly or indirectly within 60 days pursuant to the exercise of warrants. Also includes 8,000 shares for which the beneficial ownership is attributable to him as a result of his 20% interest in Idlewild Associates Limited Partnership.

(10) Includes 32,353 shares Dr. Hill has the right to acquire directly or indirectly within 60 days pursuant to the exercise of warrants. Also includes 10,000 shares for which the beneficial ownership is attributable to him as a result of his 25% interest in Idlewild Associates Limited Partnership and 100 shares owned by Dr. Hill's wife in which he shares voting and investing power.

(11) Includes 10,784 shares Mr. Lesperance has the right to acquire within 60 days pursuant to the exercise of warrants. Also includes 1,449 shares owned by Mr. Lesperance's wife in which he shares voting and investing power.

(12) Includes 17,973 shares Dr. Mehta has the right to acquire within 60 days pursuant to the exercise of warrants.

(13) Includes 11,200 shares Mr. Menzies has the right to acquire within 60 days pursuant to the exercise of options.

(14) Includes 10,825 shares Dr. Orsini has the right to acquire within 60 days pursuant to the exercise of warrants.

(15) Includes 23,413 shares Dr. Shariff has the right to acquire within 60 days pursuant to the exercise of warrants. Also includes 3,283 shares owned by Dr. Shariff's wife in which he shares voting and investing power and 10,000 shares held for the benefit of their children in which he shares voting and investing power with his wife.

(16) Includes 3,594 shares Dr. Szczukowski has the right to acquire within 60 days pursuant to the exercise of warrants.

(17) Includes 1,869 shares Ms. Wainwright has the right to acquire within 60 days pursuant to the exercise of warrants.

(18) Includes 1,869 shares Mr. Wilcoxon has the right to acquire within 60 days pursuant to the exercise of warrants.

(19) Includes 28,758 shares Idlewild Associates Limited Partnership has the right to acquire within 60 days pursuant to the exercise of warrants. Partners in Idlewild Associates Limited Partnership include Dr. Bishop, Mr. Hill, and Dr. Hill, and a proportionate interest of these 28,758 shares are also included as beneficially owned by such persons.

(20) Includes 161,293 total shares the officers and directors have the right to acquire directly or indirectly within 60 days pursuant to the exercise of warrants and options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank leases approximately 600 square feet of office space in the main office to William Hill Manor, Inc. ("WHM") at a rate of $14.00 per square foot for five years. Rent received totalled $7,938 for each of the years ended December 31, 1998, 1999 and 2000. Dr. W. David Hill, a director of the Bank and the Company, is the Chief Executive Officer, founder and principal stockholder of WHM. Two other directors of the Company and the Bank, Sheila A. Wainwright and William C. Hill, are officers and directors of WHM. Sheila A. Wainwright also is the Secretary of the Company and the Bank. Management believes that the terms of the above-described transaction are at least as favorable to the Company and the Bank as could have been obtained in a transaction negotiated with an independent third party.

     The Company and the Bank have banking and other transactions in the ordinary course of business with the directors and officers of the Company and the Bank and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank. Loans to individual directors and officers must comply with the Bank's lending policies and statutory lending limits and directors with a personal interest in any loan application are excluded from the consideration of such loan application.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held four meetings, and the Board of Directors of the Bank held twelve meetings, during the year ended December 31, 2000. All of the directors of the Company attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for J. Parker Callahan, Jr., Vinodrai Mehta, M.D., Roger A. Orsini, M.D., Mahmood S. Shariff, M.D., and Jerry L. Wilcoxon, C.P.A.

     Because all of the Company's operations are conducted through the Bank, the Bank, but not the Company, has an Audit and Compliance Committee. In 2000, the Audit and Compliance Committee was composed of Charles T. Capute, Stephen W. Chitty, Thomas E. Hill, W. David Hill, D.D.S., Pamela H. Lappen, and Vinodrai Mehta, M.D. Mr. Capute, Mr. Chitty, Mr. Thomas Hill and Mrs. Lappen are members of the Bank's, but not the Company's, Board of Directors. The Audit and Compliance Committee met once in 2000. This committee has the responsibility for reviewing the financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditors' audit plans, and reviews with the independent auditors the results of the audit and management's response thereto. The committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The committee reports its findings to the Board of Directors. The Board of Directors has not adopted a written charter for the Audit and Compliance Committee. The Company's Board of Directors believes that four of the six members of the Audit and Compliance Committee are "independent directors" as that term is defined in Rule 4200(a)(14) of the rules of the National Association of Securities Dealers, Inc.

     The Bank and the Company do not have a Compensation Committee, but those duties are performed by the Executive Committee of the Bank. The Executive Committee is responsible for establishing the compensation plans for the Bank. Its duties include the development with management of all benefit plans for employees of the Bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met eleven times in 2000. In 2000 the Executive Committee was composed of J. Parker Callahan, Jr., Delia B. Denny, Jeffrey N. Heflebower, W. David Hill, D.D.S., William C. Hill, R. Michael S. Menzies, Sr., James B. Spear, Sr., and Sheila A. Wainwright. Mrs. Denny, Mr. Heflebower and Mr. Spear are members of the Bank's, but not the Company's, Board of Directors.

     The Company does not have a nominating committee. The entire Board of Directors is responsible for nominating individuals for election to the Company's Board of Directors and welcomes recommendations made by stockholders of the Company. Any recommendations for the 2002 Annual Meeting of Stockholders should be made in writing addressed to Sheila A. Wainwright, Easton Bancorp, Inc., P. O. Box 629, Easton, Maryland 21601, and must be mailed or delivered to Ms. Wainwright by no later than March 15, 2002.


                  REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

     The Audit and Compliance Committee has (i) reviewed the Company's audited financial statements for the year ended December 31, 2000 and has discussed the audited financial statements with the Company's management, (ii) discussed with Rowles & Company, LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standards Board Standard No. 1 (which relates to matters that could affect the auditor's independence), and (iv) discussed with Rowles & Company, LLP, the independent accountants' independence. Based on the above review and discussions, the Audit and Compliance Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted  by  the  Audit  and  Compliance  Committee:
Charles  T.  Capute
Stephen  W.  Chitty
Thomas  E.  Hill
W.  David  Hill,  D.D.S.
Pamela  H.  Lappen
Vinodrai  Mehta,  M.D.

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has reappointed Rowles & Company, LLP as independent auditors to audit the financial statements of the Company for the 2001 fiscal year. Rowles & Company, LLP has served as the independent auditors for the Company since 1992. A representative of Rowles & Company, LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to any appropriate questions stockholders may have.

AUDIT FEES. The aggregate fees billed for professional services rendered by Rowles & Company, LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Forms 10-QSB filed with the Securities and Exchange Commission during 2000 are $25,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Rowles & Company, LLP preformed no services and therefore billed no fees relating to operating or supervising the operation of the Company's information systems or local area network or for designing or implementing the Company's financial information management systems during the fiscal year ended December 31, 2000.

ALL OTHER FEES. In addition to the services listed above, during 2000 Rowles & Company, LLP provided certain other services for which the aggregate amount of fees billed to the Company was $3,400

The Audit and Compliance Committee believes that the non-audit services provided by Rowles & Company, LLP are compatible with maintaining the auditor's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ROWLES & COMPANY, LLP AS INDEPENDENT AUDITORS.


          STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders and included in the Company's Proxy Statement and form of proxy for that meeting must be received by the Company by no later than December 13, 2001. Any stockholder of the Company who intends to present a proposal at the 2002 Annual Meeting of Stockholders without seeking to include the proposal in the Company's Proxy Statement, must deliver notice of such proposal to the Company by no later than February 26, 2002. If the proposing stockholder fails to deliver notice of such proposal to the Company by such date, then the person or persons designated as proxies in connection with the Company's solicitation of proxies shall be entitled to use their discretionary voting authority on such proposal. Any such notice of a stockholder proposal must be made in writing addressed to Sheila A. Wainwright, Easton Bancorp, Inc., P.O. Box 629, Easton, Maryland 21601.

                                 ANNUAL REPORTS

     Copies of the Company's 2000 Annual Report are being mailed to all stockholders together with this Proxy Statement. The Company will provide, without charge, to any stockholder of record as of March 16, 2001, who so requests in writing a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange
Commission. Any such requests should be directed to Sheila A. Wainwright, Easton Bancorp, Inc., P.O. Box 629, Easton, Maryland 21601.


                                OTHER  MATTERS

     The Board of Directors knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxy cards in accordance with their judgment on such matters.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/  W.  David  Hill
                                              W.  David  Hill,  D.D.S.
                                              Chief  Executive  Officer

Easton, Maryland
April 13, 2001

                                   APPENDEX A
                              EASTON BANCORP, INC.
                               POST OFFICE BOX 629
                             EASTON, MARYLAND  21601
               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  MAY 16, 2001

Dear  Stockholder:

The Annual Meeting of Stockholders of Easton Bancorp, Inc. will be held at 4:00 p.m. on Wednesday, May 16, 2001 at Easton Bank & Trust Company, 501 Idlewild Avenue, Easton, Maryland, for the following purposes:

1.   To  elect four members to the Board of Directors to serve three-year terms;

2. To ratify the appointment of Rowles & Company, LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

3. To consider such other matters as properly may come before the Meeting or any adjournment of the Meeting.

Only holders of record of Common Stock of Easton Bancorp, Inc. at the close of business on March 16, 2001, will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the Meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

If you plan to attend the Annual Meeting in person, detach and bring this letter to the Meeting as an admission ticket for you and your guests.

                                              BY ORDER OF THE BOARD OF DIRECTORS

April 13, 2001

                                              /s/  W.  David  Hill
                                              W.  David  Hill,  DDS
                                              Chief  Executive  Officer

                              DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

1.   To elect four members
     to the Board of Directors.

FOR all nominees       WITHHOLD AUTHORITY to vote
listed below  [  ]     for all nominees listed below  [  ]     *EXCEPTIONS  [  ]

Nominees: W. David Hill, D.D.S., R. Michael S. Menzies, Sr., Mahmood S. Shariff, M.D. and Sheila A. Wainwright to serve three-year terms.


(*INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

2. To ratify the appointment of Rowles & Company, LLP as independent as auditors for the Company for the fiscal year ending December 31, 2001.

     FOR  [  ]            AGAINST  [  ]             ABSTAIN  [  ]

3. In their discretion, to vote upon such other matters properly may come before the Meeting or any adjournment of the Meeting.

                          Address  Change  and/or
                          Comments  Mark  Here     [  ]

Please date and sign exactly as your name appears to the left. All joint owners should sign. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card, please sign and return all cards received.

                                                Dated:
                                                      --------------------------

                                                --------------------------------
                                                          (Signature)

                                                --------------------------------
                                                   (Signature if held jointly)


PLEASE  SIGN,  DATE  AND  RETURN  THIS  PROXY  CARD  PROMPTLY USING THE ENCLOSED
ENVELOPE.

VOTES  MUST  BE  INDICATED    (X)  IN  BLACK  OR  BLUE  INK.    [X]

EASTON  BANCORP,  INC.

                                                  PROXY CARD VOTING INSTRUCTIONS

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EASTON BANCORP, INC. FOR THE ANNUAL MEETING ON MAY 16, 2001.

The undersigned appoints Jack H. Bishop and David F. Lesperance, and each of them, with full power of substitution in each, as the proxies of the undersigned to represent the undersigned and vote all shares of Easton Bancorp, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2001, and at any adjournment or postponement thereof, as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES UNDER PROPOSAL 1, FOR THE RATIFICATION OF THE APPOINTMENT OF ROWLES & COMPANY, LLP UNDER PROPOSAL 2 AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Easton Bancorp, Inc.
501 Idlewild Avenue                                      EASTON BANCORP, INC.
PO  Box  629                                             P.O. BOX 11361
Easton,  MD  21601                                   NEW YORK, N.Y. 10203-0361

                                   Appendix B
                          ANNUAL REPORT TO STOCKHOLDERS
                                DECEMBER 31, 2000




                              EASTON BANCORP, INC.

                              Easton Bancorp, Inc.


                                   March 2001

To  our  Stockholders:

Easton Bancorp, Inc. reported record earnings and increased deposits, assets and loans for the year ended December 31, 2000. Net interest income was $2.7 million, up 19% from the prior year, and net operating income before taxes grew 7% to reach $811,004. Earnings for the year ended December 31, 2000 were $503,745. Net loans increased 18% to $54.2 million with deposits growing by 21%. Assets totaled $64.5 million at year-end, up 15% from the prior year-end. At year-end, credit quality was excellent and strong loan loss reserves were in place. These results are significant in view of the highly competitive market in which we operate.

The first year of the new millennium was clearly a good one for Easton Bank & Trust Company. In addition to accomplishing our profit and growth objectives for the year, we grew the significance of our mortgage banking business and positioned the Bank for further expansion in 2001. Surely, our greatest accomplishment was the payment of Easton Bancorp, Inc.'s first common stock dividend so that our shareholders could participate in the progress made during the year. We realize additional delivery channels are needed to support customer needs and to develop new personal and small business relationships. Several customer surveys produced a recurring call for another banking office on the northwest side of Easton. We have, therefore, committed to expand to a third full-service banking location as soon as a lease can be negotiated.

The year 2001 began with storm clouds on the horizon for both banks and the economy in general. While we feel we are prepared to deal with the stress of a challenged economy, we are taking those steps necessary to proactively manage credit risk in our loan portfolio and credit problems as they arise.

The banking industry will likely experience some earnings and asset quality pressure during 2001, but overall the industry appears healthy, particularly when compared to the balance sheet problems experienced in the early 90's due to overly aggressive commercial real estate lending. We continue to feel positive about the markets we serve and the quality of our customer relationships. Our philosophy of putting the customer first, balanced with asset quality management, is expected to produce strong growth and increased shareholder value in 2001.



/s/  R.  Michael  S.  Menzies,  Sr.                /s/ Dr.  William  David  Hill
R. Michael S. Menzies, Sr.                             Dr.  William  David  Hill
President/CEO                                           Chairman  of  the  Board


               501 Idlewild Avenue, P.O. Box 629, Easton, MD 21601
                     410-819-0300           FAX 410-819-8091

                              EASTON BANCORP, INC.
                           EASTON BANK & TRUST COMPANY


                                   OUR MISSION

     Easton Bank & Trust Company is a community bank dedicated to the delivery of personal, private, and professionally designed financial solutions for individual and small business needs. Easton Bank & Trust is committed to attaining superior results for its stockholders, customers, associates, and community.


                                   CORE VALUES

     At Easton Bank & Trust, we believe our success is founded upon these core values:

- PROFITABILITY: We will constantly pursue profitability for the stakeholders of the Company, including its stockholders, customers, associates, and community.

- TEAMWORK: As a team we will work together to produce a happy, healthy, and fun work environment which results in the accomplishment of our strategic objectives.

- ABSOLUTE INTEGRITY: We will always treat customers, prospects, and associates with respect, honesty, and confidentiality regarding everything we say or do.

- PROFESSIONALISM: As professionals we are committed to continuous, lifelong learning, responsive and reliable quality service, personal responsibility, and the courage to seek ambitious aspirations.

- RELATIONSHIPS: We are in the business of personal service, which is based upon trusting relationships.

- EXCELLENCE: Our Core Values exist in pursuit of excellence and the practice of the 7 Habits: Be Proactive, Begin with an End in Mind, Put First Things First, Think Win Win, Seek First to Understand, Find Synergy, and Keep the Saw Sharp.

     This Annual Report contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements appear in a number of places in this Annual Report and include all statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans;
(ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein and those factors discussed in detail in the Company's filings with the Securities and Exchange Commission.

                             BUSINESS OF THE COMPANY

     Easton Bancorp, Inc. (the "Company") was incorporated as a Maryland corporation on July 19, 1991, to become a one-bank holding company by acquiring all of the capital stock of Easton Bank & Trust Company (the "Bank") upon its formation. The Bank commenced business on July 1, 1993, and the only activity of the Company since then has been the ownership and operation of the Bank. The Bank was organized as a nonmember state bank under the laws of the State of Maryland. The Bank is engaged in a general commercial banking business, emphasizing in its marketing the Bank's local management and ownership, from its main office location in its primary service area, Talbot County, Maryland. During 1999, the Bank opened a full-service branch office in Denton, Maryland, which is in Caroline County. The Bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. In addition, the Bank offers certain retirement account services, such as Individual Retirement Accounts. The Bank offers a full range of short- to medium-term commercial and personal loans. The Bank also originates and holds or sells into the secondary market fixed and variable rate mortgage loans and real estate construction and acquisition loans. Other bank services include cash management services, safe deposit boxes, travelers checks, debit cards, credit cards, direct deposit of payroll and social security checks, and automatic drafts for various accounts.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's financial statements and related notes and other statistical information included elsewhere herein.

OVERVIEW

     Consolidated income of the Company is derived primarily from operations of the Bank. Income before income taxes increased from $755,137 in 1999 to $811,004 in 2000. Net income increased from $494,345 to $503,745 due to increased net interest income, which was offset by increased loan loss provisions and increased noninterest expense.

RESULTS  OF  OPERATIONS

     The Company reported net income of $503,745, or $.90 per share, for the year ended December 31, 2000, which represents an increase of $9,400, or $.02 per share, from $494,345, or $.88 per share, for the year ended December 31, 1999. An increase in net interest income of $437,191 was offset by increases in the provision for loan losses of $261,779 and other operating expenses of $171,860.

     Net interest income increased $437,191, or 19.37%, to $2,693,711 in 2000 from $2,256,520 in 1999. This increase in net interest income was the result of a $1,043,203 increase in interest income offset by an increase in interest expense of $606,012. During the year, the Company experienced a decreasing net interest spread to 4.49% in 2000 from 4.70% in 1999. The net interest margin decreased to 4.65% in 2000 from 4.79% in 1999. The interest spread and interest margin decreased as deposit rates increased faster than loan and security rates.

     During 2000, the Company recorded modest net loan loss charge-offs of $57,271 compared to the 1999 net loan loss recoveries of $178,943. The 1999 recovery of a prior charge-off, related to a fraudulent loan, totaled $341,988. Proceeds of $66,081 in excess of charge-offs related to this loan are included in other noninterest revenue. As a result of these loan recoveries and the decrease in nonperforming loans, the Company reversed prior provisions for credit losses of $114,136 during 1999, compared to a provision for loan losses of $147,643 in 2000. The net increase in the provision recorded in 2000 compared to the provision recorded in 1999 was $261,779.

     The Company had loans over ninety days delinquent on which the accrual of interest had been discontinued totaling $270,279 and $102,407 as of December 31, 2000 and 1999, respectively. At December 31, 2000, the accrual of interest had been discontinued on loans totaling $86,616 where the loans were less than ninety days delinquent. The Company's allowance for loan losses as a percentage of its year-end loans was 1.18% at December 31, 2000, compared to 1.19% at December 31, 1999. Net charge-offs of $57,271 during 2000 resulted in a ratio of net charge-offs to average loans of .11%. During 1999, the Company had net recoveries of $178,943, which was .45% of average loans.

     Noninterest income increased $52,315, or 21.72%, to $293,204 in 2000 from $240,889 in 1999. Origination fee income from mortgages originated for sale increased $33,679. Management increased the return and overdraft charges by $43,890 in 2000 primarily as a result of an increase in the volume of accounts. During 2000, the Company offered a VISA debit card, recording fees of $6,807.
During 1999, the Company recorded $66,081 as noninterest income from funds recovered in excess of the charge-off of a fraudulent loan in prior years.

     Noninterest expense increased $171,860, or 9.26%, to $2,028,268 in 2000 from $1,856,408 in 1999. The increase was the result of an increase of $56,868 in compensation and related expenses, an increase of $22,374 for net rent expense, an increase of $22,340 for furniture and equipment depreciation and service contracts and an increase of $34,263 for data processing.

     The Company's efficiency ratio, which is noninterest expense as a percentage of the sum of net interest income and noninterest income, decreased to 67.91% in 2000, compared to 74.33% in 2000. This improvement is the result of faster growth in net interest income than in other expenses.

NET  INTEREST  INCOME

     The primary source of income for the Company is net interest income, which is the difference between revenue on interest-earning assets, such as investment securities and loans, and interest incurred on interest-bearing sources of funds, such as deposits and borrowings. The level of net interest income is determined primarily by the average balances of interest-earning assets and funding sources and the various rate spreads between the interest-earning assets and the Company's funding sources. The table "Average Balances, Income and Expenses, and Rates" which follows shows the Company's average volume of interest-earning assets and interest-bearing liabilities for 2000 and 1999 and related interest income/expense and yields. Changes in net interest income from period to period result from increases or decreases in the volume of interest-earning assets and interest-bearing liabilities, and increases or decreases in the average rates earned and paid on such assets and liabilities. The volume of interest-earning assets and interest-bearing liabilities is affected by the ability to manage the earning-asset portfolio (which includes loans) and the availability of particular sources of funds, such as noninterest bearing deposits. The table "Analysis of Changes in Net Interest Income" shows the amount of net interest income change from rate changes and from activity changes.

     The key performance measure for net interest income is the "net margin on interest-bearing assets," or net interest income divided by average interest-earning assets. The Company's net interest margin for 2000 was 4.65%, compared to 4.79% for 1999. The decrease is due primarily to the increase in deposit yields while loan yields declined. As a result of the significant amount of fixed rate loans, the Bank's income may increase in a falling interest rate environment and decrease in a rising interest rate environment. Management of the Company expects to maintain this net margin on interest-earning assets. The net margin may decline, however, if competition increases, loan demand or quality decreases, or the cost of funds rises faster than the return on loans. Although such expectations are based on management's judgment, actual results will depend on a number of factors that cannot be predicted with certainty, and fulfillment of management's expectations cannot be assured.

     The following table depicts interest income on earning assets and related average yields as well as interest expense on interest-bearing liabilities and related average rates paid for 2000 and 1999.

                             AVERAGE BALANCES, INCOME AND EXPENSES, AND RATES

                                                For the Year  Ended             For  the Year Ended
                                                 December 31, 2000               December 31, 1999
                                       --------------------------------  --------------------------------

                                         Average     Income/    Yield/     Average     Income/    Yield/
ASSETS                                   Balance     Expenses    Rate      Balance     Expenses    Rate
                                       -----------  ----------  -------  -----------  ----------  -------
Federal funds sold                     $ 2,094,348  $  132,723    6.34%  $ 2,879,881  $  143,159    4.97%
Interest-bearing deposits                    9,567         508    5.31%            -           -       -
Investment securities:
  U.S. Government agency                 4,768,451     283,626    5.95%    4,514,306     256,150    5.67%
  Other                                    194,852      15,106    7.75%      151,407      11,456    7.57%
                                       -----------  ----------  -------  -----------  ----------  -------
    Total investment securities          4,963,303     298,732    6.02%    4,665,713     267,606    5.74%
                                       -----------  ----------  -------  -----------  ----------  -------
Loans:
  Demand and time                       11,273,091   1,036,328    9.19%    6,979,521     604,014    8.65%
  Mortgage                              36,701,229   3,326,279    9.06%   30,149,874   2,802,118    9.29%
  Installment                            3,619,704     367,538   10.15%    3,045,187     302,008    9.92%
                                       -----------  ----------  -------  -----------  ----------  -------
    Total loans                         51,594,024   4,730,145    9.17%   40,174,582   3,708,140    9.23%
Allowance for loan losses                  710,100           -       -       572,494           -       -
                                       -----------  ----------  -------  -----------  ----------  -------
    Total loans, net of allowance       50,883,924   4,730,145    9.30%   39,602,088   3,708,140    9.36%
                                       -----------  ----------  -------  -----------  ----------  -------
Total interest-earning assets           57,951,142   5,162,108    8.91%   47,147,682   4,118,905    8.74%
                                       -----------  ----------  -------  -----------  ----------  -------
Noninterest-bearing cash                 1,160,522                         1,039,218
Bank premises and equipment              1,682,820                         1,709,974
Other assets                               471,746                         1,080,394
                                       -----------                       -----------
        Total assets                   $61,266,230                       $50,977,268
                                       ===========                       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  Savings and NOW deposits             $ 9,607,116  $  205,854    2.14%  $ 9,600,988  $  247,963    2.58%
  Money market                           8,658,405     409,971    4.73%    5,304,801     189,752    3.58%
  Other time deposits                   31,138,152   1,749,064    5.62%   25,392,048   1,320,764    5.20%
                                       -----------  ----------  -------  -----------  ----------  -------
    Total interest-bearing deposits     49,403,673   2,364,889    4.79%   40,297,837   1,758,479    4.36%
Noninterest-bearing deposits             4,531,033           -       -     3,823,863           -       -
                                       -----------  ----------  -------  -----------  ----------  -------
    Total deposits                      53,934,706   2,364,889    4.38%   44,121,700   1,758,479    3.99%
Borrowed funds                           1,904,553     103,508    5.43%    1,943,786     103,906    5.35%
                                       -----------  ----------  -------  -----------  ----------  -------
                                        55,839,259   2,468,397    4.42%   46,065,486   1,862,385    4.04%
                                                    ----------  -------               ----------  -------
Other liabilities                          231,194                           181,083
Stockholders' equity                     5,195,777                         4,730,699
                                       -----------                       -----------
     Total liabilities and
     stockholders equity               $61,266,230                       $50,977,268
                                       ===========                       ===========

Net interest spread                                               4.49%                             4.70%
                                                                =======                           =======
Net interest income                                 $2,693,711                        $2,256,520
                                                    ==========                        ==========
Net margin on interest-earning assets                             4.65%                             4.79%
                                                                =======                           =======

                                     ANALYSIS  OF  CHANGES  IN  NET  INTEREST  INCOME

                                                     Year Ended December 31, 2000         Year Ended December 31, 1999
                                                         Compared with 1999                    Compared with 1998
                                                           Variance Due To                      Variance Due To
                                                 ------------------------------------  ----------------------------------
                                                    Total      Rate (1)      Volume       Total      Rate (1)     Volume
                                                 -----------  ----------  -----------  ----------  ----------  ----------
EARNING ASSETS

   Interest-bearing deposits                     $      508   $     508   $        -   $  (1,723)  $       -   $  (1,723)
   Federal funds sold                               (10,436)     28,605      (39,041)   (149,105)    (11,851)   (137,254)
   Investment Securities:
     U.S. Treasury                                        -           -            -           -           -           -
     U.S. Government Agency                          27,476      13,066       14,410      97,106      (3,297)    100,403
     Other                                            3,650         361        3,289         969         184         785
   Loans:
     Demand and time                                432,314      60,920      371,394     325,545       5,317     320,228
     Mortgage                                       524,161     (84,460)     608,621     302,436     208,788      93,648
     Installment                                     65,530       8,538       56,992      17,033     (27,478)     44,511
                                                 -----------  ----------  -----------  ----------  ----------  ----------
       Total interest income                      1,043,203      27,538    1,015,665     592,261     171,663     420,598
                                                 -----------  ----------  -----------  ----------  ----------  ----------

INTEREST-BEARING LIABILITIES
  Savings and NOW deposits                          (42,109)    (42,267)         158     (12,599)    (46,458)     33,859
  Money-market deposits                             220,219     100,160      120,059      24,780        (495)     25,275
  Other time deposits                               428,300     129,503      298,797     (83,325)   (121,860)     38,535
   Federal funds purchased and                         (398)      1,701       (2,099)     54,657       3,429      51,228
                                                 -----------  ----------  -----------  ----------  ----------  ----------
    short-term borrowings
      Total interest expense                        606,012     189,097      416,915     (16,487)   (165,384)    148,897
                                                 -----------  ----------  -----------  ----------  ----------  ----------

  Net interest income                            $  437,191   $(161,559)  $  598,750   $ 608,748   $ 337,047   $ 271,701
                                                 ===========  ==========  ===========  ==========  ==========  ==========

_______________________________________________

(1)  The  variance  that  is  both  rate/volume  related  is  included  in  the  rate  variance.

COMPOSITION  OF  LOAN  PORTFOLIO

     Because loans are expected to produce higher yields than investment securities and other interest-earning assets (assuming that loan losses are not excessive), the absolute volume of loans and the volume as a percentage of total earning assets is an important determinant of net interest margin. Average loans, net of the allowance for loan losses, were $50,883,924 and $39,602,088 during 2000 and 1999, respectively, which constituted 87.80% and 84.00%, respectively, of average interest-earning assets for the periods. At December 31, 2000, the Company's loan to deposit ratio was 94.98%, compared to 97.59% at December 31, 1999. The Bank extends loans primarily to customers located in and near Talbot and Caroline Counties. There are no industry concentrations in the Bank's loan portfolio. The Bank does, however, have a substantial portion of its loans in real estate and its performance may be influenced by the real estate market in the region.

     The following table sets forth the composition of the Company's loan portfolio as of December 31, 2000 and 1999, respectively.

                          COMPOSITION  OF  LOAN  PORTFOLIO

                                                       December 31,
                                     ----------------------------------------------
                                               2000                    1999
                                     ----------------------  ----------------------
                                                   Percent                 Percent
                                       Amount     of Total     Amount     Of Total
                                     -----------  ---------  -----------  ---------
Commercial                           $10,032,250     18.27%  $ 7,476,729     16.05%
Real estate - residential             17,841,007     32.50%   15,704,767     33.72%
Real estate - commercial              14,732,481     26.83%   13,736,798     29.50%
Construction                           5,096,238      9.28%    3,177,267      6.82%
Home equity                            2,727,880      4.97%    2,421,584      5.20%
Consumer                               4,474,671      8.15%    4,054,684      8.71%
                                     -----------  ---------  -----------  ---------
   Total loans                        54,904,527    100.00%   46,571,829    100.00%
                                                  =========               =========
Less deferred loan origination fees        9,128                  25,135
Less allowance for credit losses         645,501                 555,129
                                     -----------             -----------
   Net loans                         $54,249,898             $45,991,565
                                     ===========             ===========

     The following table sets forth the maturity distribution, classified according to sensitivity to changes in interest rates, for selected components of the Company's loan portfolio as of December 31, 2000.

LOAN  MATURITY  SCHEDULE  AND  SENSITIVITY  TO  CHANGES  IN  INTEREST  RATES

                                            December 31, 2000
                           -------------------------------------------------
                                         Over One
                            One Year      Through    Over Five
                             Or Less    Five Years     Years        Total
                           -----------  -----------  ----------  -----------
Commercial                 $ 6,173,802  $ 3,737,553  $  120,895  $10,032,250
Real estate - residential    4,812,094   11,577,961   1,450,952   17,841,007
Real estate - commercial     3,672,516    8,860,814   2,199,151   14,732,481
Construction                 5,096,238            -           -    5,096,238
Home equity                  2,727,880            -           -    2,727,880
Consumer                       824,575    3,264,182     385,914    4,474,671
                           -----------  -----------  ----------  -----------
   Total                   $23,307,105  $27,440,510  $4,156,912  $54,904,527
                           ===========  ===========  ==========  ===========

Fixed interest rate        $12,691,932  $26,742,891  $4,092,182  $43,527,005
Variable interest rate      10,615,173      697,619      64,730   11,377,522
                           -----------  -----------  ----------  -----------
   Total                   $23,307,105  $27,440,510  $4,156,912  $54,904,527
                           ===========  ===========  ==========  ===========

     As of December 31, 2000, $43,527,005, or 79.28%, of the total loans were fixed rate loans. The significant amount of fixed rate loans was the result of the market demand of the Bank. With such a significant amount of fixed rate loans, the Bank's income will decrease in a rising interest rate environment, but will increase in a falling interest rate environment.

     The Company has the following commitments, lines of credit, and letters of credit outstanding as of December 31, 2000 and 1999, respectively.


                                     2000        1999
                                  ----------  ----------

      Construction loans          $3,438,181  $1,561,318
      Lines of credit              4,912,511   3,456,452
      Overdraft protection lines     306,314     275,035
      Standby letters of credit      410,636      86,244
                                  ----------  ----------
      Total                       $9,067,642  $5,379,049
                                  ==========  ==========

     Loan commitments and lines of credit are agreements to lend to a customer as long as there is no violation of any condition to the contract. Loan commitments may have interest fixed at current rates, fixed expiration dates, and may require the payment of a fee. Lines of credit generally have variable interest rates. Such lines do not represent future cash requirements because it is unlikely that all customers will draw upon their lines in full at any time. Letters of credit are commitments issued to guarantee the performance of a customer to a third party. Loan commitments and lines and letters of credit are made on the same terms, including collateral, as outstanding loans. The Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contract amount of the commitment. Management has included a provision for potential losses from funding these loans in the noninterest expense.

LOAN  QUALITY

     The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on non-accruing, past due, and other loans that management believes require attention. The determination of the reserve level rests upon management's judgment about factors affecting loan quality and assumptions about the economy. Management considers the year-end allowance appropriate and adequate to cover possible losses in the loan portfolio; however, management's judgment is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan loss or that additional increases in the loan loss allowance will not be required.

     For significant problem loans, management's review consists of an evaluation of the financial strengths of the borrowers and guarantors, the related collateral, and the effects of economic conditions. The Bank uses a loan grading system where all loans are graded based on management's evaluation of the risk associated with each loan. Based on the loan grading, a factor is applied to the loan balance to reserve for potential losses. The overall evaluation of the adequacy of the total allowance for loan losses is based on an analysis of historical loan loss ratios, loan charge-offs, delinquency trends, and previous collection experience, along with an assessment of the effects of external economic conditions. The Bank is a relatively new institution without a long history. Its current policy is to maintain an allowance equal to the greater of one percent of gross loans or the results of management's evaluation of the risk associated with each loan. This allowance is increased for reserves for specific loans identified as substandard during management's loan review.

     The table "Allocation of Allowance for Loan Losses" which follows shows the specific reserves applied by loan type and also the general allowance included in the December 31, 2000 and 1999, allowance for loan losses.

     The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. At year-end 2000, the allowance for loan losses was 1.18% of outstanding loans, compared to 1.19% at year-end 1999.

     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                     2000                    1999
              ------------------      ------------------
               Amount   Percent        Amount   Percent
              --------  --------      --------  --------
Commercial    $153,566    23.79%      $ 94,209    16.97%
Real estate    167,380    25.93%       230,382    41.50%
Construction    25,481     3.95%        15,886     2.86%
Home equity     65,379    10.13%        61,608    11.10%
Consumer        67,772    10.50%        82,013    14.77%
General        165,923    25.70%        71,031    12.80%
              --------  --------      --------  --------
    Total     $645,501   100.00%      $555,129   100.00%
              ========  ========      ========  ========

                         ALLOWANCE  FOR  LOAN  LOSSES

                                                   2000        1999
                                                 ---------  ----------
Balance at beginning of year                     $555,129   $ 490,322

Loan losses:
    Commercial                                     11,697      41,536
    Real Estate                                         -      80,942
    Consumer                                       60,977     128,647
                                                 ---------  ----------
        Total loan losses                          72,674     251,125
                                                 ---------  ----------

Recoveries on loans previously charged off
    Commercial                                      1,803     362,751
    Real Estate                                     3,649           -
    Consumer                                        9,951      67,317
                                                 ---------  ----------
        Total loan recoveries                      15,403     430,068
                                                 ---------  ----------

Net loan losses/(recoveries)                       57,271    (178,943)
Provision for loan losses charged to expense      147,643    (114,136)
                                                 ---------  ----------
Balance at end of year                           $645,501   $ 555,129
                                                 =========  ==========

Allowance for loan losses to loans outstanding
    at end of year                                   1.18%       1.19%

Net charge-offs/(recoveries) to average loans        0.11%      (.45)%

     As a result of management's ongoing review of the loan portfolio, loans are classified as nonaccrual when it is not reasonable to expect collection of interest under the original terms. These loans are classified as nonaccrual even though the presence of collateral or the borrower's financial strength may be sufficient to provide for ultimate repayment. Interest on nonaccrual loans is recognized only when received. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. When a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there ultimately may be an actual writedown or charge-off of the principal balance of the loan which would necessitate additional charges to earnings.

     The Company had nonperforming loans totaling $356,895 and $108,770 as of December 31, 2000 and 1999, respectively. Where real estate acquired by foreclosure and held for sale is included with nonperforming loans, the result comprises nonperforming assets. Loans are classified as impaired when the collection of contractual obligations, including principal and interest, is doubtful. Management has identified no significant impaired loans as of December 31, 2000.

     A potential problem loan is one in which management has serious doubts about the borrower's future performance under the terms of the loan contract. These loans are current as to principal and interest and, accordingly, they are not included in the nonperforming assets categories. Management monitors these loans closely in order to ensure that the Company's interests are protected. At December 31, 2000, the Company had thirty-three borrowers with loans considered by management to be potential problem loans totaling approximately $670,170. The level of potential problem loans is factored into the determination of the adequacy of the allowance for loan losses.

LIQUIDITY  AND  INTEREST  RATE  SENSITIVITY

     The primary objective of asset/liability management is to ensure the steady growth of the Company's primary source of earnings, net interest income. Net interest income can fluctuate with significant interest rate movements. To lessen the impact of these margin swings, the balance sheet should be structured so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

     Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to provide sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. These funds can be obtained by converting assets to cash or by attracting new deposits.

     Average liquid assets (cash and amounts due from banks, interest-bearing deposits in other banks, federal funds sold and investment securities) were 15.26% of average deposits for 2000, compared to 19.46% of average deposits for 1999. The Company considers its loan portfolio as an alternate source of liquidity since it has available third parties who will buy participations in loans. In January 2001, the Company invested in a bank owned life insurance policy on the life of Jeffrey N. Heflebower, an officer of the Bank. The beneficiaries of the policy include both the Bank and certain heirs of Mr. Heflebower. To fund the policy, the Bank contributed $1,225,000, which approximates the current cash surrender value of the policy. The cash surrender value of the policy is not considered a liquid asset of the Company. The policy also provides supplemental retirement benefits for Mr. Heflebower.

     Interest rate sensitivity may be controlled on either side of the balance sheet. On the asset side, management can exercise some control on maturities. Also, loans may be structured with rate floors and ceilings on variable rate notes and by providing for repricing opportunities on fixed rate notes. The Company's investment portfolio, including federal funds sold, probably provides the most flexible and fastest control over rate sensitivity since it generally can be restructured more quickly than the loan portfolio.

     On the liability side, deposit products can be restructured so as to offer incentives to attain the maturity distribution desired. Competitive factors sometimes make control over deposits more difficult and less effective.

     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate-sensitive position, or gap, is the difference in the volume of rate-sensitive assets and liabilities at a given time interval. The general objective of gap management is to actively manage rate-sensitive assets and liabilities to reduce the impact of interest rate fluctuations on the net interest margin. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risk to the Company.

     The asset mix of the balance sheet is continually evaluated in terms of several variables; yield, credit quality, appropriate funding sources, and liquidity. Management of the liability mix of the balance sheet focuses on expanding the various funding sources.

     The interest rate sensitivity position at December 31, 2000, is presented in the table "Interest Sensitivity Analysis." The difference between rate-sensitive assets and rate-sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table. The Company was liability-sensitive through the one-year period but asset-sensitive for longer time horizons. For liability-sensitive institutions, if interest rates should increase, the net interest margins should decline. Since all interest rates and yields do not adjust at the same velocity, the gap is only a general indicator of rate sensitivity.

                                    INTEREST  SENSITIVITY  ANALYSIS

                                                              December 31, 2000
                                    ---------------------------------------------------------------------
                                                   After Three
                                       Within      but Within     After One
                                       Three         Twelve       but Within    After Five
                                       Months        Months       Five Years      Years         Total
                                    ------------  -------------  ------------  ------------  ------------
ASSETS
Earning assets:
  Federal funds sold                $ 1,325,552   $          -   $         -   $         -   $ 1,325,552
  Investment securities
   available for sale                   185,156        247,930     3,182,139     1,363,703     4,978,928
  Loans                              15,911,167      7,395,938    27,440,510     4,156,912    54,904,527
                                    ------------  -------------  ------------  ------------  ------------
Total earning assets                $17,421,875   $  7,643,868   $30,622,649   $ 5,520,615   $61,209,007
                                    ============  =============  ============  ============  ============

LIABILITIES
Interest-bearing liabilities:
  Money market and NOW              $15,424,518   $          -   $         -   $         -   $15,424,518
  Savings deposits                    3,320,497              -             -             -     3,320,497
  Club accounts                               -         50,740             -             -        50,740
  Certificates $100,000 and over      3,748,299      4,127,645     3,644,410             -    11,520,354
  Certificates under $100,000         2,627,045     12,441,198     6,685,474             -    21,753,717
  Securities sold under
   agreements to repurchase              69,984              -             -             -        69,984
  Federal Home Loan Bank Note             1,800          5,417        34,480     1,588,395     1,630,092
                                    ------------  -------------  ------------  ------------  ------------
Total interest-bearing liabilities  $25,192,143   $ 16,625,000   $10,364,364   $ 1,588,395   $53,769,902
                                    ============  =============  ============  ============  ============

Period gap                          $(7,770,268)  $ (8,981,132)  $20,258,285   $ 3,932,220   $ 7,439,105

Cumulative gap                      $(7,770,268)  $(16,751,400)  $ 3,506,885   $ 7,439,105   $ 7,439,105

Ratio of cumulative gap to total
  earning assets                        (12.69)%       (27.37)%         5.73%        12.15%        12.15%

     As noted in the table "Composition of Loan Portfolio," as of December 31, 2000 approximately $29,860,969, or 54.39%, of the loan portfolio consisted of commercial loans, commercial real estate loans, and real estate construction loans. Of this amount, $14,942,556, or 50.04%, matures within one year.

     The table "Investment Securities Maturity Distribution and Yields" shows that as of December 31, 2000, the majority of the investment portfolio matures in more than one year but within five years. All debt securities of the Company have been classified as "available-for-sale." The equity securities are comprised of Federal Home Loan Bank stock which is also classified as "available-for-sale" even though the Company must hold this stock to borrow from the Federal Home Loan Bank. Another source of liquidity is the $5,750,000 lines of credit the Company has from a correspondent bank. The Company may borrow up to $9,033,000 from the Federal Home Loan Bank.

          INVESTMENT  SECURITIES  MATURITY  DISTRIBUTION  AND  YIELDS

                                            December 31, 2000      December 31, 1999
                                         ----------------------  ----------------------
                                                      Year-end                Year-end
                                         Book Value    Yields    Book Value    Yields
                                         -----------  ---------  -----------  ---------
U.S. Government Agency securities
  One year or less                       $   433,086      5.74%  $         -         -
  Over one through five years              3,182,139      5.71%    4,203,828       5.6%
  Over five years through ten years                -         -             -         -
  Over ten years                           1,363,703      7.09%            -         -
                                         -----------  ---------  -----------  ---------
Total U.S. Government Agency securities  $ 4,978,928      6.09%  $ 4,203,828       5.6%
                                         ===========  =========  ===========  =========

DEPOSITS  AND  OTHER  INTEREST-BEARING  LIABILITIES

     Average interest-bearing liabilities increased $9,066,603, or 21.46%, to $51,308,226 in 2000, from $42,241,623 in 1999. Average interest-bearing deposits  increased  $9,105,836,  or  22.60%,  to  $49,403,673  in  2000,  from
$40,297,837 in 1999. These increases in all categories of interest-bearing deposits, except savings accounts, resulted from the continued promotional efforts of management to increase the deposits and loans of the Bank. At December 31, 2000, total deposits were $57,118,430, compared to $47,126,446 at December 31, 1999, an increase of 21.20%.

     The following table sets forth the deposits of the Company by category as of December 31, 2000 and 1999, respectively.

                                DEPOSITS
                                               December 31,
                           --------------------------------------------------
                                     2000                      1999
                           ------------------------  ------------------------
                                        Percent of                Percent of
                             Amount      Deposits      Amount      Deposits
                           -----------  -----------  -----------  -----------
Demand deposit accounts    $ 5,048,604        8.84%  $ 3,678,246        7.81%
NOW accounts                 6,018,901       10.54%    5,116,224       10.86%
Money market accounts        9,405,617       16.47%    6,557,630       13.91%
Savings accounts             3,371,237        5.90%    3,915,780        8.31%
Time deposits less than
   $100,000                 21,753,717       38.08%   19,931,934       42.29%
Time deposits of $100,000
   or over                  11,520,354       20.17%    7,926,632       16.82%
                           -----------  -----------  -----------  -----------
     Total deposits        $57,118,430      100.00%  $47,126,446      100.00%
                           ===========  ===========  ===========  ===========

     Core deposits, which exclude certificates of deposit of $100,000 or more, provide a relatively stable funding source for the Company's loan portfolio and other earning assets. The Company's core deposits increased $6,398,262 during 2000. Deposits, and particularly core deposits, have been the Company's primary source of funding and have enabled the Company to meet both its short-term and long-term liquidity needs. Management anticipates that such deposits will continue to be the Company's primary source of funding in the future. The Company's loan-to-deposit ratio was 94.98% at December 31, 2000, and 97.59% at the end of 1999, with a 2000 ratio of average loans to average deposits of 94.34%. The maturity distribution of the Company's time deposits over $100,000 at December 31, 2000, is shown in the following table.

                         MATURITIES OF CERTIFICATES OF DEPOSIT
                      AND OTHER TIME DEPOSITS OF $100,000 OR MORE

                                              December 31, 2000
                          -------------------------------------------------------------
                                      After Three   After Six
                            Within      Through      Through      After
                            Three         Six         Twelve      Twelve
                            Months       Months       Months      Months       Total
                          ----------  ------------  ----------  ----------  -----------
Certificates of deposit
   of $100,000 or more    $3,748,299  $  1,152,437  $2,975,208  $3,644,410  $11,520,354
                          ==========  ============  ==========  ==========  ===========

     Large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits. Some financial institutions partially fund their balance sheets using large certificates of deposit obtained through brokers. These brokered deposits are generally expensive and are unreliable as long-term funding sources. Accordingly, the Company does not accept brokered deposits.

     Borrowed funds consist primarily of short-term borrowings in the form of securities sold under agreements to repurchase and notes from the Federal Home Loan Bank. Average borrowings were $1,904,553 and $1,943,786 during 2000 and 1999, respectively. As previously noted, the Company's primary funding source is core deposits, and it does not depend heavily on purchased funds to support its earning asset base.

NONINTEREST  INCOME

     Noninterest income for 2000 was $293,204, compared to noninterest income in 1999 of $240,889, an increase of $52,315, or 21.72%. Origination fee income from mortgages originated for sale increased $33,679. The Company hired its originator in April, 1999, realizing income of $29,785 in 1999. As the originator increased her contacts in the local real estate market, the origination fees generated increased to $63,464 during 2000. The Company plans to hire an additional originator in 2001. Management increased the return and overdraft charges by $43,890 in 2000 primarily as a result of an increase in the volume of accounts. During 2000, the Company offered a VISA debit card, recording fees of $6,807. During 1999, the Company recorded $66,081 as noninterest income from funds recovered in excess of the charge-off of a fraudulent loan in prior years.

     The following table presents the principal components of noninterest income for the years ended December 31, 2000 and 1999, respectively.

                                 NONINTEREST  INCOME

                                                              2000       1999
                                                            ---------  ---------
Service charges on deposit accounts                         $165,874   $128,705
Other noninterest revenue                                    127,330    112,184
                                                            ---------  ---------
Total noninterest income                                    $293,204   $240,889
                                                            =========  =========

Noninterest income as a percentage of average total assets      0.48%      0.47%
                                                            =========  =========

NONINTEREST  EXPENSE

     Noninterest expense increased $171,860, or 9.26%, to $2,028,268 in 2000 from $1,856,408 in 1999. The increase was the result of an increase of $56,868 in compensation and related expenses, an increase of $22,374 for net rent expense, an increase of $22,340 for furniture and equipment depreciation and service contracts and an increase of $34,263 for data processing. The 5.10% increase in compensation and related expenses is due to annual increases. Net rent expense increased because the year 2000 represented the first full year for the Denton branch lease and one of the tenants at the main office moved out during 2000. The Company has expanded into this space. Depreciation on furniture and equipment increased from a full year of depreciation on the Denton office items and as a result of the replacement of many of the Company's personal computers. As the Company and its equipment age, the related service contracts become more expensive. The Company anticipates opening an additional branch in Easton in 2001. As a result, noninterest expense is expected to increase in 2001.

     The following table presents the principal components of noninterest expense for the years ended December 31, 2000 and 1999, respectively.

                                  NONINTEREST  EXPENSE

                                                                2000         1999
                                                             -----------  -----------
Compensation and related expenses                            $1,170,847   $1,113,979
Occupancy expense                                               114,246       75,793
Furniture and equipment expense                                 103,043       80,626
Advertising                                                      51,713       47,446
Professional fees                                                85,258      109,104
Data processing                                                 138,047      103,784
Deposit assessment                                               10,085        4,896
Insurance                                                        11,891       13,042
Loan reports and collection costs                                12,517       10,095
Postage                                                          38,456       30,677
Provision for loan commitments                                   25,250       15,589
Proxy and transfer agent costs                                   17,061       16,911
Stationery and supplies                                          72,819       72,800
Telephone and postage                                            29,807       28,781
Training                                                         19,277       22,103
Travel and entertainment                                         26,967       33,358
Other                                                           100,984       77,424
                                                             -----------  -----------
     Total noninterest expense                               $2,028,268   $1,856,408
                                                             ===========  ===========

Noninterest expense as a percentage of average total assets        3.31%        3.64%
                                                             ===========  ===========

CAPITAL

     Under the capital guidelines of the Federal Reserve Board and the FDIC, the Company and the Bank are currently required to maintain a minimum risk-based total capital ratio of 8%, with at least 4% being Tier 1 capital. Tier 1 capital consists of common stockholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, less certain intangibles. In addition, the Company and the Bank must maintain a minimum Tier 1 leverage ratio (Tier 1 capital to total assets) of at least 3%, but this minimum ratio is increased by 100 to 200 basis points for other than the highest-rated institutions.

     At December 31, 2000, the Company and the Bank exceeded their regulatory capital ratios, as set forth in the following table.

                       ANALYSIS  OF  CAPITAL

                                                  Required
                                 Company   Bank   Minimums
                                 --------  -----  ---------
Tier 1 risk-based capital ratio     10.7%  10.6%       4.0%
Total risk-based capital ratio      11.9%  11.8%       8.0%
Tier 1 leverage ratio                8.4%   8.3%       3.0%

ACCOUNTING  RULE  CHANGES

     Summarized below are the accounting rule changes impacting financial institutions that were approved during 2000.

     FASB Statement No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, delays the effective date of FASB Statement No. 133 for one year to fiscal years beginning after June 15, 2000. The Company elected early adoption of FASB Statement No. 133 in 1998.

     FASB Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, is an amendment of FASB Statement No. 133. This statement addresses a limited number of issues causing implementation difficulties for entities that apply FASB Statement No. 133. Specifically, it expands the normal sales and normal purchase exception, redefines the specific risks that can be identified as a hedge risk, revises foreign-currency-denominated assets and liabilities, and discusses intercompany derivatives. The effective date of the Statement is the first fiscal quarter of fiscal years beginning after June 15, 2000. The accounting policies of the Company did not need amending as a result of the issuance of this statement.

     FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, is a replacement of FASB Statement No. 125. This Statement is intended to develop standards to aid in resolving existing financial accounting and reporting issues when transfers of financial assets occur. Specifically, the Statement addresses issues where the transferor has a continuing involvement with the transferred asset or with the transferee, as in transfers with recourse, servicing rights, agreements to reacquire, options written or withheld, or pledges of collateral. The effective date of the Statement is for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001.

     FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, clarifies the application of APB Opinion No. 25. The Interpretation addresses issues such as the definition of an employee, the criteria for determining if a plan qualifies as a noncompensatory plan, the consequence of modifications to the terms of a fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. The Interpretation, which was effective July 1, 2000, did not require a change in the accounting for the options and warrants of the Company.

IMPACT  OF  INFLATION

     Unlike most industrial companies, the assets and liabilities of financial institutions, such as the Company and the Bank, are primarily monetary in nature. Therefore, interest rates have a more significant affect on the Company's performance than do the effects of changes in the general rate of inflation and changes in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation. See "Interest Rate Sensitivity" table above.

INDUSTRY  DEVELOPMENTS

     Certain recently enacted and proposed legislation could have an effect on both the costs of doing business and the competitive factors facing the financial institutions industry. The Company is unable at this time to assess the impact of this legislation on its financial condition or results of operations.


                     MARKET FOR COMPANY'S COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

     The Company's Articles of Incorporation authorize it to issue up to 5,000,000 shares of its common stock, par value $0.10 per share (the "Common Stock"). The Company closed its initial public offering (the "Initial Offering") of Common Stock on December 31, 1992, in which the Company offered for sale a minimum of 535,000 shares and a maximum of 700,000 shares at a purchase price of $10.00 per share. As a result of the Initial Offering, 559,328 shares of the Common Stock were issued.

     As of March 15, 2001, there were approximately 560 holders of record of the Common Stock and 560,318 shares of Common Stock issued and outstanding. In addition, there were approximately 224,600 shares of Common Stock issuable pursuant to options and warrants which may be issued in the next 60 days. There is no established public trading market in the stock, and there is no likelihood that a trading market will develop in the near future. The development of a trading market may be inhibited because a large portion of the Company's shares is held by insiders. Transactions in the Common Stock are infrequent and are negotiated privately between the persons involved in those transactions.

     All outstanding shares of Common Stock of the Company are entitled to share equally in dividends from funds legally available, when, as, and if declared by the Board of Directors. In the fourth quarter of 2000, the Company paid a cash dividend of $.05 per share to stockholders of record as of October 31, 2000. The total dividend paid was $28,015.90. The Company also paid a cash dividend of $.05 per share in the first quarter of 2001 to stockholders of record as of January 29, 2001. The total dividend paid was $28,015.90. The Company currently has no source of income other than dividends and other payments received from the Bank. The Company does intend to pay a quarterly cash dividend; however, any future dividends will depend upon the Company's financial performance and capital requirements.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Easton Bancorp, Inc. and Subsidiary
Easton,  Maryland



     We have audited the consolidated balance sheets of Easton Bancorp, Inc. and Subsidiary as of December 31, 2000, 1999, and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Easton Bancorp, Inc. and Subsidiary as of December 31, 2000, 1999, and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/  Rowles & Company, LLP
Salisbury,  Maryland
January  25,  2001

                                    EASTON BANCORP, INC. AND SUBSIDIARY

                                        CONSOLIDATED BALANCE SHEETS

                                                                            December 31,
                                                                  2000          1999          1998
                                                              ------------  ------------  ------------
                                      ASSETS
Cash and due from banks                                       $ 1,202,011   $ 2,576,335   $   976,682
Federal funds sold                                              1,325,552       824,727     7,269,903
Investment in Federal Home Loan Bank stock                        204,200       179,000       145,600
Investment securities available for sale                        4,978,928     4,203,828     4,840,026
Loans held for sale                                               353,110        70,000             -
Loans, less allowance for loan losses of
  $645,501, $555,129, and $490,322                             54,249,898    45,991,565    33,294,486
Premises and equipment                                          1,670,019     1,694,652     1,662,127
Intangible assets                                                  10,856        15,691         1,853
Accrued interest receivable                                       397,492       300,536       246,470
Loan payment held in escrow                                             -             -     1,175,000
Other assets                                                      104,216        46,004        92,924
Deferred income taxes                                              40,211       177,017       401,551
                                                              ------------  ------------  ------------
        Total assets                                          $64,536,493   $56,079,355   $50,106,622
                                                              ============  ============  ============

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing                                         $ 5,048,604   $ 3,678,246   $ 4,682,618
  Interest-bearing                                             52,069,826    43,448,200    39,436,342
                                                              ------------  ------------  ------------
        Total deposits                                         57,118,430    47,126,446    44,118,960
Accrued interest payable                                          138,693       108,888        95,611
Securities sold under agreements to repurchase                     69,984       280,667       281,019
Notes payable                                                   1,630,092     3,578,493     1,000,000
Other liabilities                                                 153,025       101,231       151,363
                                                              ------------  ------------  ------------
        Total liabilities                                      59,110,224    51,195,725    45,646,953
                                                              ------------  ------------  ------------
Stockholders' equity
  Common stock, par value $.10 per share; authorized
    5,000,000 shares, issued and outstanding 560,318 shares        56,032        56,032        56,032
  Additional paid-in capital                                    5,227,487     5,227,487     5,227,487
  Retained earnings (deficit)                                     153,211      (322,518)     (816,863)
                                                              ------------  ------------  ------------
                                                                5,436,730     4,961,001     4,466,656
  Accumulated other comprehensive income                          (10,461)      (77,371)       (6,987)
                                                              ------------  ------------  ------------
      Total stockholders' equity                                5,426,269     4,883,630     4,459,669
                                                              ------------  ------------  ------------
      Total liabilities and stockholders' equity              $64,536,493   $56,079,355   $50,106,622
                                                              ============  ============  ============


   The accompanying notes are an integral part of these financial statements.

                                EASTON BANCORP, INC. AND SUBSIDIARY

                                 CONSOLIDATED STATEMENTS OF INCOME

                                                                    Years Ended December 31,
                                                                 2000        1999         1998
                                                              ----------  -----------  -----------
INTEREST REVENUE
  Loans, including fees                                       $4,730,145  $3,708,140   $3,063,126
  Deposits in banks                                                  508           -        1,723
  U.S. government agency securities                              283,626     256,150      159,044
  Federal funds sold                                             132,723     143,159      292,264
  Other                                                           15,106      11,456       10,487
                                                              ----------  -----------  -----------
      Total interest revenue                                   5,162,108   4,118,905    3,526,644
                                                              ----------  -----------  -----------

INTEREST EXPENSE
  Interest on deposits                                         2,364,889   1,758,479    1,831,543
  Interest on borrowed funds                                     103,508     103,906       49,249
                                                              ----------  -----------  -----------
      Total interest expense                                   2,468,397   1,862,385    1,880,792
                                                              ----------  -----------  -----------

      Net interest income                                      2,693,711   2,256,520    1,645,852

PROVISION FOR LOAN LOSSES                                        147,643    (114,136)     184,603
                                                              ----------  -----------  -----------
      Net interest income after provision for loan losses      2,546,068   2,370,656    1,461,249
                                                              ----------  -----------  -----------

OTHER OPERATING REVENUE
  Service charges on deposit accounts                            165,874     128,705       99,654
  Other noninterest revenue                                      127,330     112,184       37,066
                                                              ----------  -----------  -----------
      Total other operating revenue                              293,204     240,889      136,720
                                                              ----------  -----------  -----------

OTHER EXPENSES
  Compensation and related expenses                            1,170,847   1,113,979      909,209
  Occupancy                                                      114,246      75,793       70,782
  Furniture and equipment                                        103,043      80,626       87,647
  Other operating                                                640,132     586,010      484,238
                                                              ----------  -----------  -----------
      Total other expenses                                     2,028,268   1,856,408    1,551,876
                                                              ----------  -----------  -----------

Income before income taxes                                       811,004     755,137       46,093
Income tax expense (benefit)                                     307,259     260,792     (397,951)
                                                              ----------  -----------  -----------
NET INCOME                                                    $  503,745  $  494,345   $  444,044
                                                              ==========  ===========  ===========

Earnings per common share
  Basic                                                       $     0.90  $     0.88   $     0.79
  Diluted                                                     $     0.87  $     0.88   $     0.74


   The accompanying notes are an integral part of these financial statements.

                                    EASTON BANCORP, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                    Accumulated
                                                            Additional   Retained     other
                                         Common stock        paid-in     earnings  comprehensive  Comprehensive
                                       Shares   Par value    capital     (deficit)     income       income
                                      --------  ----------  ----------  ------------  ---------  ---------
Balance, December 31, 1997             559,328  $   55,933  $5,217,686  $(1,260,907)  $      -

Net income                                   -           -           -      444,044          -   $444,044
Unrealized loss on investment
  securities available for sale net
  of income taxes of ($3,600)                -           -           -            -     (6,987)    (6,987)
                                      --------  ----------  ----------  ------------  ---------  ---------
Comprehensive income                                                                              $437,057
                                                                                                  ========
Stock options exercised                    990          99       9,801            -          -

Balance, December 31, 1998             560,318      56,032   5,227,487     (816,863)    (6,987)

Net income                                   -           -           -      494,345          -   $494,345
Unrealized loss on investment
  securities available for sale net
  of income taxes of ($36,258)               -           -           -            -    (70,384)   (70,384)
                                      --------  ----------  ----------  ------------  ---------  ---------
Comprehensive income                                                                              $423,961
                                                                                                  ========
Balance, December 31, 1999             560,318      56,032   5,227,487     (322,518)   (77,371)

Net income                                   -           -           -      503,745          -   $503,745
Unrealized gain on investment
  securities available for sale net
  of income taxes of $34,470                 -           -           -            -     66,910     66,910
                                      --------  ----------  ----------  ------------  ---------  ---------
Comprehensive income                                                                              $570,655
                                                                                                  ========
Cash dividend, $.05 per share                -           -           -      (28,016)         -

Balance, December 31, 2000             560,318  $   56,032  $5,227,487  $   153,211   $(10,461)
                                      ========  ==========  ==========  ============  =========


   The accompanying notes are an integral part of these financial statements.

                                     EASTON BANCORP, INC. AND SUBSIDIARY

                                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Years Ended December 31,
                                                                       2000          1999           1998
                                                                   ------------  -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received                                                $ 5,032,585   $  4,059,452   $ 3,506,575
  Proceeds from loan sales                                           5,591,940              -             -
  Fees, commissions, and rent received                                 298,503        290,292       145,640
  Loans originated for sale                                         (5,875,050)       (70,000)            -
  Interest paid                                                     (2,438,592)    (1,849,108)   (1,885,161)
  Payments to suppliers and employees                               (1,902,206)    (1,812,384)   (1,376,221)
  Taxes paid                                                          (206,100)             -             -
                                                                   ------------  -------------  ------------
                                                                       501,080        618,252       390,833
                                                                   ------------  -------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Loans originated, net of principal repayments                     (8,395,862)   (12,575,193)       50,677
  Receipt of funds held in escrow                                            -      1,175,000             -
  Purchase of investment securities
    Available for sale                                              (4,128,049)    (1,502,035)   (5,772,279)
    Held to maturity                                                         -              -      (250,100)
  Proceeds from calls and maturities of investment securities
    Available for sale                                               2,167,738      1,995,828     1,400,081
    Held to maturity                                                         -              -     1,250,000
  Proceeds from sales of available for sale investment securities    1,263,844              -             -
  Proceeds from sale of other real estate                                    -         61,699             -
  Purchase of premises, equipment, and software                        (85,804)      (144,251)      (44,234)
  Purchase of other real estate                                         (1,330)       (60,450)         (978)
                                                                   ------------  -------------  ------------
                                                                    (9,179,463)   (11,049,402)   (3,366,833)
                                                                   ------------  -------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in
    Time deposits                                                    5,706,197      1,954,334     2,786,249
    Other deposits                                                   4,285,787      1,053,152     3,244,559
    Securities sold under agreements to repurchase                    (210,683)          (352)     (200,471)
  Advances under note payable, net of repayments                    (1,948,401)     2,578,493     1,000,000
  Proceeds from stock options exercised                                      -              -         9,900
  Dividends paid                                                       (28,016)             -             -
                                                                   ------------  -------------  ------------
                                                                     7,804,884      5,585,627     6,840,237
                                                                   ------------  -------------  ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  (873,499)    (4,845,523)    3,864,237

Cash and cash equivalents at beginning of year                       3,401,062      8,246,585     4,382,348
                                                                   ------------  -------------  ------------
Cash and cash equivalents at end of year                           $ 2,527,563   $  3,401,062   $ 8,246,585
                                                                   ============  =============  ============


   The accompanying notes are an integral part of these financial statements.

                          EASTON BANCORP, INC. AND SUBSIDIARY

                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      (Continued)

                                                           Years Ended December 31,
                                                         2000       1999        1998
                                                      ----------  ---------  ----------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY
   OPERATING ACTIVITIES
     Net income                                       $ 503,745   $494,345   $ 444,044

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
   Provision for credit losses                          172,893    (98,547)    224,281
   Depreciation                                         110,437     94,890      95,790
   Amortization of intangibles                            6,156      2,998      29,386
   Securities amortization, net of accretion            (12,792)     2,363       2,812
   Deferred income taxes                                102,337    260,792    (397,951)
   Gain on sale of other real estate owned                    -     (1,249)          -
   Gain on sales and calls of securities                 10,338          -      (2,227)
   Net loans originated for sale                       (283,110)   (70,000)          -
   Decrease (increase) in
     Accrued interest receivable                        (96,956)   (54,066)      1,833
     Other assets                                       (21,926)    46,920     (34,601)
   Increase (decrease) in
     Deferred loan origination fees                     (30,113)    (7,750)    (22,487)
     Accrued interest payable                            29,805     13,277      (4,369)
     Accrued income taxes, net of prepaid taxes          (1,178)         -           -
     Other liabilities                                   11,444    (65,721)     54,322
                                                      ----------  ---------  ----------
                                                      $ 501,080   $618,252   $ 390,833
                                                      ==========  =========  ==========



Noncash financing and investing activities
  Other assets acquired through repossession          $  20,000   $      -   $       -
                                                      ==========  =========  ==========


   The accompanying notes are an integral part of these financial statements.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


1.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

          The accounting and reporting policies in the financial statements conform to generally accepted accounting principles and to general practices within the banking industry. Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions may affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          The financial statements for the years ended December 31, 1999 and 1998, have been restated to conform to the classifications for the year ended December 31, 2000, which includes the provision for possible losses on unfunded commitments as part of other expenses and the allowance for unfunded commitments as other liabilities. Prior to the change these amounts were included in the provision for loan losses and the allowance for loan losses.

     Business
     --------
          Easton Bancorp, Inc. is a one-bank holding company. Easton Bank & Trust Company is a financial institution operating primarily in Talbot and Caroline Counties on the Eastern Shore of Maryland. The Bank offers deposit services and loans to individuals, small businesses, associations, and government entities. Other services include direct deposit of payroll and social security checks, automatic drafts from accounts, automated teller machine services, cash management services, safe deposit boxes, money orders, and travelers cheques. The Bank also offers credit and debit card services and discount brokerage services through a correspondent.

     Principles  of  consolidation
     -----------------------------
          The consolidated financial statements of Easton Bancorp, Inc. include the accounts of its wholly owned subsidiary, Easton Bank & Trust Company. Intercompany accounts and transactions have been eliminated.

     Cash  equivalents
     -----------------
          For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

     Investment  securities
     ----------------------
          As securities are purchased, management determines if the securities should be classified as held to maturity or available for sale. Securities which management has the intent and ability to hold to maturity are recorded at amortized cost which is cost adjusted for amortization of premiums and accretion of discounts to maturity. Securities which may be sold before maturity are classified as available for sale and carried at fair value with unrealized gains and losses included in stockholders' equity on an after tax basis.

     Loans  held  for  sale
     ----------------------
          The Company originates loans which are sold to an investor. Because of the short holding period, these loans are carried at cost, which approximates market value.

     Loans  and  allowance  for  loan  losses
     ----------------------------------------
          Loans are stated at face value, plus deferred origination costs, less deferred origination fees and the allowance for loan losses. Interest on loans is credited to income based on the principal amounts outstanding. Origination fees are recorded as income over the contractual life of the related loans as an adjustment of yield. The accrual of interest is discontinued when any portion of the principal or interest is ninety days past due and collateral is insufficient to discharge the debt in full.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


1.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     Loans  and  allowance  for  loan  losses  (continued)
     -----------------------------------------------------
          The Bank maintains an allowance for loan losses that is adequate to provide for potential loan losses based on management's review and analysis of the loan portfolio. For significant problem loans, management's review consists of an evaluation of the financial strengths of the borrowers and guarantors, the related collateral, and the effects of economic conditions. The Bank uses a loan grading system where all loans are graded based on management's evaluation of the risk associated with each loan. Based on the loan grading, a factor is applied to the loan balance to provide for potential losses. The overall evaluation of the adequacy of the total allowance for loan losses is based on an analysis of historical loan loss ratios, loan charge-offs, delinquency trends, and previous collection experience, along with an assessment of the effects of external economic conditions.

          If the current economy or real estate market were to suffer a severe downturn, the estimate for uncollectible accounts would need to be increased. Loan losses are charged to the allowance when management believes that collectibility is unlikely. Collections of loans previously charged off are added to the allowance at the time of recovery.

          Loans are considered impaired when, based on current information, management considers it unlikely that the collection of principal and interest payments will be made according to contractual terms. Generally, loans are not reviewed for impairment until the accrual of interest has been discontinued.

     Premises  and  equipment
     ------------------------
          Premises and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed over the estimated useful lives using the straight-line method. Leasehold improvements are amortized over the terms of the lease or the estimated useful lives of the improvements, whichever is shorter.

     Advertising
     -----------
          Advertising costs are expensed over the life of ad campaigns. General purpose advertising is charged to expense as incurred.

     Income  taxes
     -------------
          The provision for income taxes includes taxes payable for the current year and deferred income taxes. Deferred income taxes are provided for the temporary differences between financial and taxable income.

          Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Earnings  per  share
     --------------------
          Basic earnings per common share are determined by dividing net income by the weighted average number of shares of common stock outstanding.
     Diluted earnings per share are calculated including the average dilutive common stock equivalents outstanding during the period.

          Dilutive common equivalent shares consist of stock options and warrants, calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded since the effect would be antidilutive.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


1.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     Stock  options
     --------------
          The Company accounts for stock options under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

2.   CASH  AND  DUE  FROM  BANKS

          The Bank normally carries balances with other banks that exceed the federally insured limit. The average balances carried in excess of the limit, including unsecured federal funds sold to the same banks, were approximately $2,094,348, $1,736,947, and $5,244,225 for 2000, 1999, and
     1998,  respectively.

          Banks are required to carry noninterest-bearing cash reserves at specified percentages of deposit balances. The Bank's normal amount of cash on hand and on deposit with other banks is sufficient to satisfy the reserve requirements.

3.   INVESTMENT  SECURITIES

          Investment securities, comprised of U.S. government agencies, are summarized as follows:

                                                 2000        1999        1998
                                              ----------  ----------  ----------
     Amortized cost                           $4,994,778  $4,321,057  $4,850,613
     Unrealized gains                             16,747           -       7,311
     Unrealized losses                            32,597     117,229      17,898
                                              ----------  ----------  ----------
     Market value                             $4,978,928  $4,203,828  $4,840,026
                                              ==========  ==========  ==========

          The amortized cost and estimated market value of investment securities, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations. Mortgage pass-through securities are due in monthly installments.

          Proceeds from the sale of investments for sale in 2000 were $1,263,844. Gross losses of $10,338 were recorded on these sales.

                                      2000                    1999                   1998
                             ======================  ======================  ======================
                             Amortized     Market    Amortized     Market    Amortized     Market
                                cost       value        cost       value        cost       value
                             ----------  ----------  ----------  ----------  ----------  ----------
     Due
       One year or less      $  250,000  $  247,930  $        -  $        -  $  449,898  $  451,673
       After one year
         through five years   3,205,948   3,182,139   4,106,822   3,997,034   4,150,155   4,137,728
       After five years               -           -           -           -     250,560     250,625
     Mortgage pass-through
        Securities            1,538,830   1,548,859     214,235     206,794           -           -
                             ----------  ----------  ----------  ----------  ----------  ----------
                             $4,994,778  $4,978,928  $4,321,057  $4,203,828  $4,850,613  $4,840,026
                             ==========  ==========  ==========  ==========  ==========  ==========

          Securities totaling $1,334,095 were pledged as collateral for repurchase agreements and to secure government deposits as of December 31, 2000.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


4.   LOANS AND ALLOWANCE FOR LOAN LOSSES

          Major  classifications  of  loans  are  as  follows:

                                                              2000         1999         1998
                                                           -----------  -----------  -----------
     Commercial                                            $10,032,250  $ 7,476,729  $ 4,405,479
     Real estate                                            32,573,488   29,441,565   22,174,739
     Construction                                            5,096,238    3,177,267    2,459,322
     Home equity                                             2,727,880    2,421,584    2,067,068
     Consumer                                                4,474,671    4,054,684    2,725,190
                                                           -----------  -----------  -----------
                                                            54,904,527   46,571,829   33,831,798
     Less deferred loan origination fees, net of deferred
       origination costs                                         9,128       25,135       46,990
     Less allowance for credit losses                          645,501      555,129      490,322
                                                           -----------  -----------  -----------
     Loans, net                                            $54,249,898  $45,991,565  $33,294,486
                                                           ===========  ===========  ===========

          The residential mortgage portfolio is pledged as collateral under lines of credit from correspondents and the Federal Home Loan Bank.

          The  rate  repricing  distribution  of  the  loan  portfolio  follows:

     Immediately                           $11,846,512  $ 7,113,209  $ 3,558,109
     Within one year                        11,460,593   10,914,323   14,121,270
     Over one to five years                 27,440,510   24,736,541   15,728,660
     Over five years                         4,156,912    3,807,756      423,759
                                           -----------  -----------  -----------
                                           $54,904,527  $46,571,829  $33,831,798
                                           ===========  ===========  ===========

          Transactions in the allowance for loan losses are as follows:

     Beginning balance                           $555,129  $ 490,322   $378,000
     Provision charged (credited) to operations   147,643   (114,136)   184,603
     Recoveries                                    15,403    430,068     25,500
                                                 --------  ----------  --------
                                                  718,175    806,254    588,103
     Charge-offs                                   72,674    251,125     97,781
                                                 --------  ----------  --------
     Ending balance                              $645,501  $ 555,129   $490,322
                                                 ========  ==========  ========

          Management  has  identified  no  significant  impaired  loans.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


4.   LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

          Nonaccrual  loans  and  loans past due 90 days or more are as follows:

                                                    2000      1999       1998
                                                  --------  --------  ----------
       Nonaccrual
         Commercial                               $ 88,886  $      -  $   64,707
         Mortgage                                  228,499   100,000   2,184,971
         Installment                                39,510     8,770      68,574
                                                  --------  --------  ----------
                                                  $356,895  $108,770  $2,318,252
                                                  ========  ========  ==========

       Interest not accrued                       $ 28,931  $  4,658  $  237,114
                                                  ========  ========  ==========
       Loans past due ninety days or more,
         still accruing interest                  $ 97,984  $  4,942  $   25,022
                                                  ========  ========  ==========

          The interest not accrued in 1998 includes $113,226 of interest from the nonaccrual loan which was paid off from the loan payment held in escrow.

          The following commitments, lines of credit, and letters of credit are outstanding as of December 31:

    Construction loans                        $3,438,181  $1,561,318  $1,639,393
    Lines of credit, including home equities   4,912,511   3,456,452   2,012,998
    Overdraft protection lines                   306,314     275,035     186,670
    Standby letters of credit                    410,636      86,244     535,166
                                              ----------  ----------  ----------
                                              $9,067,642  $5,379,049  $4,374,227
                                              ==========  ==========  ==========

          Loan commitments and lines of credit are agreements to lend to a customer as long as there is no violation of any condition to the contract. Loan commitments may have rates fixed at current market amounts, fixed expiration dates, and may require payment of a fee. Lines of credit generally have variable interest rates. Such lines do not represent future cash requirements because it is unlikely that all customers will draw upon their lines in full at any time.

          Letters of credit are commitments issued to guarantee the performance of a customer to a third party.

          Loan commitments, lines of credit and letters of credit are made on the same terms, including collateral, as outstanding loans. The Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contract amount of the commitment. Management includes a provision for potential loss from funding these commitments in other operating expenses.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


5.   PREMISES AND EQUIPMENT

          A summary of premises and equipment and the related depreciation expense is as follows:

                                          Estimated
                                         useful lives     2000       1999        1998
                                         ------------  ----------  ----------  ----------
     Land                                           -  $  295,211  $  295,211  $  295,211
     Land improvements                       20 years      40,512      40,512      40,512
     Building                             10-40 years   1,304,503   1,304,503   1,298,872
     Furniture, fixtures, and equipment    5-10 years     703,428     663,715     542,701
                                                       ----------  ----------  ----------
                                                        2,343,654   2,303,941   2,177,296
     Accumulated depreciation                             673,635     609,289     515,169
                                                       ----------  ----------  ----------
     Net premises and equipment                        $1,670,019  $1,694,652  $1,662,127
                                                       ==========  ==========  ==========

     Depreciation expense                              $  110,437  $   94,890  $   95,790
                                                       ==========  ==========  ==========

6.   LEASE COMMITMENTS

          The Company is currently leasing branch facilities from a related party. The lease term, for a period of five years, began July 1, 2000. Rent is fixed at $300 per month. The landlord is responsible for real estate taxes.

          The Company leases retail property in which the Denton branch is located. The lease, dated June 4, 1999, expires August 31, 2004. The lease has three 5-year renewal options with rent increases of 10% for each renewal period. The Company is responsible for real estate taxes. If the landlord decides to sell the building in which the Company's branch is located, the lease provides the Company the right to purchase the building at terms comparable to third party offers.

          Lease  obligations  will  require  payments  as  follows:

                                                   Minimum
                             Period                rentals
                            --------            -------------

                              2001              $      29,595
                              2002                     29,595
                              2003                     29,595
                              2004                     20,930
                              2005                      1,800
                                                -------------
                                                $     111,515
                                                =============


          Rent  expense  was  $29,595 for 2000, $16,221 for 1999, and $3,600 for
     1998.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


7.   DEPOSITS

          Major  classifications  of  interest-bearing  deposits are as follows:


                                               2000         1999         1998
                                           -----------  -----------  -----------

       Money market and NOW                $15,424,518  $11,673,854  $ 9,008,316
       Savings                               3,371,237    3,915,780    4,523,794
       Other time                           33,274,071   27,858,566   25,904,232
                                           -----------  -----------  -----------
                                           $52,069,826  $43,448,200  $39,436,342
                                           ===========  ===========  ===========

          Included in other time deposits are certificates of deposit issued in denominations of $100,000 or more. The maturities and related interest expense of these deposits follow:

       Three months or less                  $ 3,748,299  $4,224,208  $1,890,405
       Three to twelve months                  4,127,645   1,814,162   1,949,654
       One to five years                       3,644,410   1,888,262   1,238,331
                                             -----------  ----------  ----------
                                             $11,520,354  $7,926,632  $5,078,390
                                             ===========  ==========  ==========

       Interest expense                      $   659,468  $  291,479  $  265,607
                                             ===========  ==========  ==========

8.   SECURITIES  SOLD  UNDER  AGREEMENTS  TO  REPURCHASE

          Securities sold under agreements to repurchase represent overnight borrowings from customers. The government agency securities that are the collateral for these agreements are owned and maintained in the custody of the Company. Additional information is as follows:

                                                                    2000      1999       1998
                                                                  --------  ---------  ---------
     Maximum amount outstanding                                   $77,808   $387,868   $540,941
     Average amount outstanding                                    50,836    139,200    466,466
     Average rate paid during the year                               3.99%      3.79%      4.81%
     Investment securities underlying the agreements at year end
       Carrying value                                             $99,875   $317,212   $426,649
       Estimated fair value                                        99,875    317,212    426,649

9.   PROFIT SHARING AND RETIREMENT PLANS

          In 1996, the Bank adopted a defined contribution profit sharing plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all of the employees and allows discretionary Bank contributions. During 2000, 1999, and 1998, the Board of Directors approved contributions that totaled $9,492, $6,583, and $4,794, respectively, matching 25% of employee contributions.

          In January 2001, the Bank purchased bank owned life insurance, investing $1,225,000 in the policy. The policy was purchased to provide supplemental retirement benefits for an executive officer of the Bank.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


10.  NOTES PAYABLE AND LINES OF CREDIT

          The Company may borrow up to $9,033,000 from the Federal Home Loan Bank (FHLB) through any combination of notes or line of credit advances. The line of credit interest rate is a variable rate set daily by the lender. Both the notes payable and the line of credit are secured by a floating lien on all of the Company's residential first mortgage loans. The Company was required to purchase shares of capital stock in the FHLB as a condition to obtaining the line of credit.

          The Company's borrowings from the Federal Home Loan Bank are summarized:

            Maturity                          Interest
               date        Rate      Balance  frequency
           -----------  ---------  ---------  ---------

         June 23, 2008     5.51%     1,000,000  Quarterly
     February 11, 2019     5.00%       630,092   Monthly
                                     ----------
                                    $1,630,092
                                    ===========

          These  notes  will  require  principal  repayments  as  follows:

                         Period                              Amount
                         ------                          -------------
                          2001                           $       7,217
                          2002                                   7,739
                          2003                                   8,299
                          2004                                   8,900
                          2005                                   9,542
                    remaining balance                        1,588,395
                                                         -------------
                                                         $   1,630,092
                                                         =============

          The $1,000,000 note due June 23, 2008 is callable June 23, 2003, but reported above based on its final maturity without considering the call date.

          In addition to the line of credit available from the FHLB, the Company has federal funds lines and other lines of credit from correspondent banks totaling $5,750,000.

11.  INCOME  TAXES

          The components of income tax expense, including taxes related to the change in accounting method for organization costs, are as follows:

                                        2000      1999       1998
                                      --------  --------  ----------

        Current
          Federal                     $162,724  $      -  $       -
          State                         42,199         -          -
                                      --------  --------  ----------
                                       204,923         -          -
        Deferred                       102,336   260,792   (397,951)
                                      --------  --------  ----------
                                      $307,259  $260,792  $(397,951)
                                      ========  ========  ==========

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


11.  INCOME  TAXES  (Continued)

          The components of the deferred tax benefit are as follows:

                                          2000       1999       1998
                                        ---------  --------  ----------
       Provision for credit losses      $(84,280)  $ 33,506  $ (37,508)
       Net operating loss carryforward   132,368    184,216    119,137
       Deferred loan origination fees          -          -        992
       Start-up costs                          -          -      8,238
       Depreciation                       19,226      7,075     (1,256)
       Cash method of accounting          35,022     35,995    (22,708)
       Reverse valuation allowance             -          -   (464,846)
                                        ---------  --------  ----------
                                        $102,336   $260,792  $(397,951)
                                        =========  ========  ==========

          The components of the deferred tax assets and liabilities as of December 31, are as follows:

       Deferred tax assets
         Allowance for credit losses                              $213,131  $128,851  $162,357
         Net operating loss carryforward                                 -   132,368   316,584
         Unrealized loss on securities available for sale            5,388    39,858     3,600
                                                                 ---------  --------  --------
                                                                   218,519   301,077   482,541
                                                                 ---------  --------  --------
       Deferred tax liabilities
         Depreciation                                               70,582    51,356    44,281
         Cash method of accounting                                 107,726    72,704    36,709
                                                                 ---------  --------  --------
                                                                   178,308   124,060    80,990
                                                                 ---------  --------  --------
       Net deferred tax asset                                    $  40,211  $177,017  $401,551
                                                                 =========  ========  ========

          The statutory federal income tax rate was 34% for 2000, 1999, and 1998. The provision (benefit) for income taxes is reconciled as follows:

     Income before income taxes                          $811,004   $755,137   $46,093
                                                         ---------  --------  ----------

       Tax provision at statutory rates                  $275,741   $256,747  $  15,671
       Increase (decrease) resulting from
         State income taxes, less federal benefit          33,989          -          -
         Nondeductible expenses                             4,161      4,045      2,313
         Recognize change in expected tax reversal rate    (7,751)         -          -
         Net operating loss carryover and adjustment of
           valuation allowance                                  -          -   (415,935)
         Other                                              1,119          -          -
                                                         ---------  --------  ----------
       Provision (benefit) for income taxes              $307,259   $260,792  $(397,951)
                                                         =========  ========  ==========

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


12.  OTHER  OPERATING  EXPENSES

          Other  operating  expenses  are  comprised  as  follows:

                                              2000      1999      1998
                                            --------  --------  --------

       Advertising                          $ 51,713  $ 47,446  $ 41,667
       Professional fees                      85,258   109,104    72,110
       Data processing                       138,047   103,784    84,332
       Deposit assessment                     10,085     4,896     4,620
       Insurance                              11,891    13,042    13,023
       Loan reports and collection costs      12,517    10,095     6,598
       Provision for loan commitments         25,250    15,589    39,678
       Organizational expense amortization         -         -    23,482
       Postage                                38,456    30,677    27,128
       Proxy and transfer agent costs         17,061    16,911    16,762
       Software amortization                   6,155     2,998     5,904
       Stationery and supplies                72,819    72,800    46,339
       Telephone                              29,807    28,781    17,225
       Training                               19,277    22,103    13,024
       Travel and entertainment               26,967    33,358    13,658
       Other                                  94,829    74,426    58,688
                                            --------  --------  --------
                                            $640,132  $586,010  $484,238
                                            ========  ========  ========


13.  RELATED  PARTY  TRANSACTIONS

          The executive officers and directors of the Company enter into loan transactions with the Bank in the ordinary course of business. The terms of these transactions are similar to the terms provided to other borrowers entering into similar loan transactions. A summary of the activity of loans to officers and directors follows:

                                              2000         1999         1998
                                          ------------  -----------  -----------

       Beginning balance                  $ 1,686,228   $2,018,872   $2,052,138
       Advances                             1,059,786      267,372      412,312
       Repayments                          (1,034,124)    (581,341)    (393,577)
       Other changes                          (20,107)     (18,675)     (52,001)
                                          ------------  -----------  -----------
       Ending balance                     $ 1,691,783   $1,686,228   $2,018,872
                                          ============  ===========  ===========


          The Company paid rent to a company that is owned by a director. Annual rental payments of $3,600 were paid for each of the three years ended December 31, 2000.

          The Company engaged a firm owned by one of the organizers to construct the Bank's main office and remodel the second floor. The general contractor was paid $5,631 in 1999 and $457 in 1998.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


13.  RELATED  PARTY  TRANSACTIONS  (CONTINUED)

          During 2000, 1999, and 1998, the Bank leased office space to a director for $7,938 each year.

          A director is a partner in a law firm that periodically provides services to the Company or Bank.

14.  STOCK  OPTION  AND  STOCK  WARRANT  PLANS

          During 1999, the Company granted 56,000 non-qualified stock options to the chief executive officer of the Bank. The options vest at 10% per year. These options, with an exercise price of $10, expire December 31, 2009.

          The Company has adopted a stock option plan, covering 35,000 shares of common stock, intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The plan provides for granting options to purchase shares of the common stock to the officers and other key employees of the Company and the Bank. No options have been granted.

          The organizers of the Company and certain partnerships controlled by the organizers have purchased 272,574 shares of common stock sold in the initial offering and hold warrants to purchase up to 207,800 additional shares of common stock. The warrants are exercisable at a price of $10 per share for a period of 10 years, expiring June 30, 2003.

          A summary of the status of the Company's performance-based stock option plans follows:

              Shares                                      2000    1999    1998
      -------------------------------                    ------  ------  -------

       Outstanding, beginning of year                    56,000       -   8,390
       Granted                                                -  56,000       -
       Exercised                                              -       -    (990)
       Forfeited                                              -       -  (7,400)
                                                         ------  ------  -------

       Outstanding, end of year                          56,000  56,000       -
                                                         ======  ======  =======

       Total vested                                      11,200   5,600       -
                                                         ======  ======  =======

          The Bank applies APB No. 25 in accounting for the stock option plan. Accordingly, no compensation expense has been recognized for the stock options granted. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), was issued in October, 1995 to establish accounting and reporting standards for stock-based employee compensation plans. SFAS No. 123 requires measurement of compensation expense provided by stock-based plans using a fair value based method of accounting, and recognition of the compensation expense in the statement of income or disclosure in the notes to the financial statements.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


14.  STOCK  OPTION  AND  STOCK  WARRANT  PLANS  (CONTINUED)

          The weighted average fair value of options granted during 1999 has been estimated using the Black-Scholes option-pricing model with the following assumptions:

                                              1999
                                             ------

       Dividend yield                         0.00%
       Risk-free interest rate                5.75%
       Expected volatility                   33.01%
       Expected life in years                 10.5

          Had compensation been determined in accordance with the provisions of SFAS No. 123, the Company's net income and earning per share during 1999, would have been reduced to the following pro forma amounts:

                                                     1999
                                                   --------

       Net income
           As reported                             $494,345
           Pro forma                                443,614
       Basic earnings per share
           As reported                                 0.88
           Pro forma                                   0.79
       Diluted earnings per share
           As reported                                 0.88
           Pro forma                                   0.79

15.  EARNINGS  PER  SHARE

          Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of earnings per share under the treasury stock method which could occur if options or warrants representing contracts to issue common stock were exercised.

          Earnings  per  share  (EPS)  are  calculated  as  follows:

                                       2000      1999      1998
                                     --------  --------  --------

       Net income                    $503,745  $494,345  $444,044
       Basic EPS shares               560,318   560,318   560,071
       Basic EPS                     $   0.90  $   0.88  $   0.79
       Dilutive shares                 15,634     3,862    41,966
       Dultes EPS shares              575,952   564,180   602,037
       Diluted EPS                   $   0.87  $   0.88  $   0.74

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


16.  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

          The estimated fair values of the Company's financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

          The fair value of financial instruments equals the carrying value of the instruments except as noted:

                                                 2000                      1999                      1998
                                     ------------------------------------------------------------------------------
                                         Carrying      Fair       Carrying       Fair       Carrying       Fair
                                          amount       value       amount        value       amount        value
                                     ------------------------------------------------------------------------------
     Financial assets
       Loans, net                    $  54,249,898  $54,153,821  $45,991,565  $46,017,471  $33,294,486  $33,310,996

     Financial liabilities
       Interest-bearing deposits
        and securities sold under
        agreements to repurchase     $  52,139,810  $52,368,199  $43,728,867  $44,018,746  $39,717,361  $41,076,792
       Notes payable                     1,630,092    1,579,782    3,578,493    3,578,493    1,000,000    1,000,000

          The  fair values of U.S. government agency securities, as disclosed in
     Note  3,  are  determined  using  market  quotations.

          The fair value of fixed-rate loans is estimated to be the present value of scheduled payments discounted using interest rates currently in effect. The fair value of variable-rate loans, including loans with a demand feature, is estimated to equal the carrying amount. The valuation of loans is adjusted for possible loan losses.

          The fair value of interest-bearing checking, savings, and money market deposit accounts is equal to the carrying amount. The fair value of fixed-maturity time deposits is estimated based on interest rates currently offered for deposits of similar remaining maturities.

          It is not practicable to estimate the fair value of outstanding loan commitments, unused lines, and letters of credit.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


17.  CAPITAL  STANDARDS

          The  Federal  Reserve  Board  and  the  Federal  Deposit  Insurance
     Corporation have adopted risk-based capital standards for banking organizations. These standards require ratios of capital to assets for minimum capital adequacy and to be classified as well capitalized under prompt corrective action provisions. The capital ratios and minimum capital requirements of the Bank are as follows:

                                                                 Minimum          To be
                                                 Actual     capital adequacy  well capitalized
                                            ---------------  ---------------  ----------------
(in thousands)                               Amount   Ratio   Amount   Ratio   Amount   Ratio
                                            -------  ------  -------  ------  -------  -------
       DECEMBER 31, 2000
       ------------------
    Total capital
      (to risk-weighted assets)             $ 6,016   11.8%  $ 4,075    8.0%  $ 5,094   10.0%
    Tier 1 capital
      (to risk-weighted assets)             $ 5,379   10.6%  $ 2,038    4.0%  $ 3,056    6.0%
    Tier 1 capital
      (to average fourth
        quarter assets)                     $ 5,379    8.3%  $ 2,585    4.0%  $ 3,232    5.0%

       December 31, 1999
       ------------------
    Total capital
      (to risk-weighted assets)             $ 5,363   12.4%  $ 3,450    8.0%  $ 4,312   10.0%
    Tier 1 capital
      (to risk-weighted assets)             $ 4,822   11.2%  $ 1,725    4.0%  $ 2,587    6.0%
    Tier 1 capital
      (to average fourth
        quarter assets)                     $ 4,822    8.9%  $ 2,167    4.0%  $ 2,709    5.0%

       December 31, 1998
       ------------------
    Total capital
      (to risk-weighted assets)             $ 4,691   13.7%  $ 2,733    8.0%  $ 3,417   10.0%
    Tier 1 capital
      (to risk-weighted assets)             $ 4,263   12.5%  $ 1,367    4.0%  $ 2,050    6.0%
    Tier 1 capital
      (to average fourth
        quarter assets)                     $ 4,263    8.8%  $ 1,943    4.0%  $ 2,429    5.0%

          Tier 1 capital consists of capital stock, surplus, and undivided profits. Total capital includes a limited amount of the allowance for loan losses. In calculating risk-weighted assets, specified risk percentages are applied to each category of asset and off-balance sheet items.

          Failure to meet the capital requirements could affect the Bank's ability to pay dividends and accept deposits and may significantly affect the operations of the Bank.

          In the most recent regulatory report, the Bank was categorized as well capitalized under the prompt corrective action regulations. Management knows of no events or conditions that should change this classification.

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


18.  PARENT  COMPANY  FINANCIAL  INFORMATION

          The balance sheets and statements of income and cash flows for Easton Bancorp, Inc. (Parent Only) follow:

                                                                      December 31,
BALANCE SHEETS                                              2000         1999         1998
                                                         -----------  -----------  -----------
                                         Assets

  Cash                                                   $   42,843   $    5,988   $   40,648
  Investment in subsidiary                                5,368,717    4,797,526    4,350,689
  Refundable taxes                                           14,709            -            -
  Deferred income taxes                                           -       80,116       68,332
                                                         -----------  -----------  -----------
            Total assets                                 $5,426,269   $4,883,630   $4,459,669
                                                         ===========  ===========  ===========

                           Liabilities and Stockholders' Equity

  Stockholders' equity
    Common stock                                         $   56,032   $   56,032   $   56,032
    Additional paid-in capital                            5,227,487    5,227,487    5,227,487
    Retained earnings (deficit)                             153,211     (322,518)    (816,863)
                                                         -----------  -----------  -----------
                                                          5,436,730    4,961,001    4,466,656
  Accumulated other comprehensive income                    (10,461)     (77,371)      (6,987)
                                                         -----------  -----------  -----------
        Total stockholders' equity                        5,426,269    4,883,630    4,459,669
                                                         -----------  -----------  -----------
        Total liabilities and stockholders' equity       $5,426,269   $4,883,630   $4,459,669
                                                         ===========  ===========  ===========

STATEMENTS OF INCOME                              Years Ended December 31,
                                                  2000      1999      1998
                                                --------  --------  --------
  Interest revenue                              $  1,955  $    556  $  1,921
  Dividends                                       28,016         -         -
  Equity in undistributed income of subsidiary   504,280   517,221   412,035
                                                --------  --------  --------
                                                 534,251   517,777   413,956
                                                --------  --------  --------

  Expenses
    Furniture and equipment                           54        49        68
    Other                                         45,161    35,167    38,176
                                                --------  --------  --------
                                                  45,215    35,216    38,244
                                                --------  --------  --------
  Income before income taxes                     489,036   482,561   375,712
  Income tax benefit                              14,709    11,784    68,332
                                                --------  --------  --------
  Net income                                    $503,745  $494,345  $444,044
                                                ========  ========  ========

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


18.  PARENT  COMPANY  FINANCIAL  INFORMATION  (Continued)

                                                             Years Ended December 31,
  STATEMENTS OF CASH FLOWS                                 2000        1999        1998
                                                        ----------  ----------  ----------
  CASH FLOWS FROM OPERATING ACTIVITIES
    Interest received                                   $   1,955   $     556   $   1,921
    Dividends received                                     28,016           -           -
    Taxes received                                         80,116           -           -
    Cash paid for operating expenses                      (45,216)    (35,216)    (35,664)
                                                        ----------  ----------  ----------
                                                           64,871     (34,660)    (33,743)
                                                        ----------  ----------  ----------
  CASH FLOWS FROM FINANCING ACTIVITIES
    Dividends paid                                        (28,016)          -           -
    Proceeds from options exercised                             -           -       9,900
                                                        ----------  ----------  ----------
                                                          (28,016)          -       9,900
                                                        ----------  ----------  ----------

  NET INCREASE (DECREASE) IN CASH                          36,855     (34,660)    (23,843)
                                                        ----------  ----------  ----------

  Cash at beginning of year                                 5,988      40,648      64,491
                                                        ----------  ----------  ----------
  Cash at end of year                                   $  42,843   $   5,988   $  40,648
                                                        ==========  ==========  ==========

  RECONCILIATION OF NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES
     Net income                                         $ 503,745   $ 494,345   $ 444,044
     Adjustments to reconcile net income to net
       cash provided by (used in) operating activities
       Undistributed net income of subsidiary            (504,280)   (517,221)   (412,035)
       Deferred income taxes                               80,116     (11,784)    (68,332)
       Increase in other assets                           (14,710)
       Amortization                                             -           -       2,580
                                                        ----------  ----------  ----------
                                                        $  64,871   $ (34,660)  $ (33,743)
                                                        ==========  ==========  ==========

                       EASTON BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


19.  QUARTERLY  RESULTS  OF  OPERATIONS  (UNAUDITED)

          The following is a summary of the unaudited quarterly results of operations:

                                                    Three months ended
                                 December 31,    September 30,    June 30,   March 31,
                                --------------  ---------------  ----------  ----------
  2000
  ----
  Interest revenue              $   1,379,233   $    1,369,086   $1,259,278  $1,154,511
  Interest expense                    691,902          675,368      567,022     534,105
  Net interest income                 687,331          693,718      692,256     620,406
  Provision for loan losses           (19,291)          47,670       65,331      53,933
  Net income                          165,690          136,029      101,633     100,393
  Comprehensive income                208,489          163,651      108,796      89,719
  Earnings per share - basic    $        0.30   $         0.24   $     0.18  $     0.18
  Earnings per share - diluted  $        0.29   $         0.24   $     0.17  $     0.17

  1999
  ----
  Interest revenue              $   1,131,539   $    1,140,479   $  944,892  $  901,995
  Interest expense                    508,370          483,768      423,570     446,677
  Net interest income                 623,169          656,711      521,322     455,318
  Provision for loan losses                 -         (139,744)      12,804      12,804
  Net income                           95,477          284,872       69,568      44,428
  Comprehensive income                 76,891          280,154       37,194      29,722
  Earnings per share - basic    $        0.17   $         0.51   $     0.12  $     0.08
  Earnings per share - diluted  $        0.17   $         0.51   $     0.12  $     0.08

  1998
  ----
  Interest revenue              $     918,254   $      920,983   $  857,747  $  829,660
  Interest expense                    482,515          488,958      461,264     448,055
  Net interest income                 435,739          432,025      396,483     381,605
  Provision for loan losses            51,806           81,292       24,892      26,613
  Net income                           63,880          343,547        9,018      27,599
  Comprehensive income                 54,198          347,835        7,425      27,599
  Earnings per share - basic    $        0.11   $         0.61   $     0.02  $     0.05
  Earnings per share - diluted  $        0.10   $         0.57   $     0.02  $     0.05


THE  FOLLOWING COMMENT IS REQUIRED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION:

"This statement has not been reviewed or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation."

                  DIRECTORS  AND  EXECUTIVE  OFFICERS  OF
                           EASTON  BANCORP,  INC.


W.  DAVID  HILL,  DDS                    PRESIDENT,  WILLIAM  HILL  MANOR,  INC.
CHAIRMAN/CHIEF  EXECUTIVE  OFFICER

R.  MICHAEL  S.  MENZIES,  SR.           PRESIDENT AND  CHIEF  EXECUTIVE OFFICER
PRESIDENT                                EASTON  BANK  &  TRUST  COMPANY

SHEILA  A.  WAINWRIGHT                   CHIEF  ADMINISTRATIVE  OFFICER
SECRETARY                                EASTERN  SHORE  RETIREMENT  ASSOCIATES

JERRY  L.  WILCOXON,  CPA                CERTIFIED  PUBLIC  ACCOUNTANT
TREASURER                                ANTHONY  &  WALTER,  C.P.A.

JACK  H.  BISHOP,  DDS                   DENTIST,  JACK  H.  BISHOP,  DDS

J.  PARKER  CALLAHAN,  JR.               FARMER

J.  FREDRICK  HEATON,  DMD               ENDODONTIST,  J.  FREDRICK  HEATON,
                                         DMDPA

WILLIAM  C.  HILL,  P.D.                 PRESIDENT,  HILL'S  DRUG  STORE,  INC.

DAVID  F.  LESPERANCE                    PRESIDENT,
                                         LESPERANCE  CONSTRUCTION  COMPANY

VINODRAI  MEHTA,  MD                     PHYSICIAN,  VINODRAI  MEHTA,  MD

ROGER  A.  ORSINI,  MD                   PLASTIC  &  RECONSTRUCTIVE  SURGEON
                                         PRESIDENT  OF  SHORE  AESTHETIC
                                         &  RECONSTRUCTIVE  ASSOCIATES

MAHMOOD  S.  SHARIFF,  MD                CARDIOLOGIST,  MAHMOOD  S.  SHARIFF, MD

MYRON  J.  SZCZUKOWSKI,  JR.,  MD        ORTHOPAEDIC  SURGEON
                                         DELMARVA  ORTHOPAEDIC  CLINIC


ALL OF THE PERSONS NOTED ABOVE ARE DIRECTORS OF EASTON BANCORP, INC.

                      DIRECTORS, OFFICERS AND ASSOCIATES OF
                           EASTON BANK & TRUST COMPANY

                                    DIRECTORS
                                    ---------

                               W. DAVID HILL, DDS
                              CHAIRMAN OF THE BOARD

                      SHEILA A. WAINWRIGHT, CPS - SECRETARY



          JACK H. BISHOP, DDS                WILLIAM R. HOUCK, DDS
          J. PARKER CALLAHAN, JR.            M. LINDA KILDEA
          CHARLES T. CAPUTE                  PAMELA H. LAPPEN
          WALTER E. CHASE, SR.               DAVID F. LESPERANCE
          STEPHEN W. CHITTY                  VINODRAI MEHTA, MD
          DELIA B. DENNY                     R. MICHAEL S. MENZIES, SR.
          J. FREDRICK HEATON, DMD            ROGER A. ORSINI, MD
          JEFFREY N. HEFLEBOWER              MARIAN H. SHANNAHAN
          THOMAS E. HILL                     MAHMOOD S. SHARIFF, MD
          WILLIAM C. HILL                    JAMES B. SPEAR, SR.

                                    OFFICERS
                                    --------

          R. MICHAEL S. MENZIES, SR.         JEFFREY N. HEFLEBOWER
          PRESIDENT/CHIEF EXECUTIVE OFFICER  EXECUTIVE VICE PRESIDENT

          DELIA B. DENNY                     PAMELA A. MUSSENDEN
          EXECUTIVE VICE PRESIDENT           SENIOR VICE PRESIDENT/TREASURER

          BARBARA M. OSTRANDER               ROSE K. KLECKNER
          VICE PRESIDENT                     VICE PRESIDENT

          SUSAN D. HASCHEN                   KATHLEEN A. KURTZ
          ASSISTANT TREASURER                VICE PRESIDENT

          ELIZABETH A. SANDERSON             TERRI L. BRANNOCK
          SENIOR MORTGAGE OFFICER            ASSISTANT TREASURER

          STEVEN D. DROBYSH                  JACQUELINE D. WILSON
          VICE PRESIDENT                     ASSISTANT TREASURER


                                   ASSOCIATES
                                   ----------

                    ROXANNE M. ATWATER, OPERATIONS ASSISTANT
               MARCY L. BLAZEJAK, CUSTOMER SERVICE REPRESENTATIVE
                WENDY A. BUCKLER, CREDIT ADMINISTRATIVE ASSISTANT
              ROCHELLE L. CORKELL, CUSTOMER SERVICE REPRESENTATIVE
                   BRENDA L. FORBES, ADMINISTRATIVE ASSISTANT
               BEVERLY A. FORT, FINANCIAL SERVICE REPRESENTATIVE
                   LESTA R. GUNTHER, OPERATIONS ADMINISTRATOR
                ERIC L. HONTZ, FINANCIAL SERVICE REPRESENTATIVE
                ANNE H. HUGHES, CREDIT ADMINISTRATIVE ASSISTANT
                       PATRICIA E. HURLEY, RECEPTIONIST
                 LAURA M. KING, CUSTOMER SERVICE REPRESENTATIVE
          TRACY T. LEDNUM, CUSTOMER SERVICE REPRESENTATIVE SUPERVISOR
                  AMY C. LYNCH, CREDIT ADMINISTRATIVE ASSISTANT
                  S. CAMILLE A. PECORAK, INFORMATION MANAGER
            KIMBERLY D. RADA, SENIOR CUSTOMER SERVICE REPRESENTATIVE
                       BRENDA S. RASH, OPERATIONS ASSISTANT
                KELLY A. REED, FINANCIAL SERVICE REPRESENTATIVE
              AVONDA N.F. ROUNDS, CUSTOMER SERVICE REPRESENTATIVE BRIDGET A. SCHETTINI, CUSTOMER SERVICE REPRESENTATIVE
               SHERRY L. WINSTEAD, CUSTOMER SERVICE REPRESENTATIVE